UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Raven Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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205 E. 6th Street
Sioux  Falls, South Dakota
Telephone 605-336-2750

April 12, 2012

Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Tuesday, May 22, 2012 at 9:00 a.m. (Central Daylight Time) at the Ramkota Hotel and Conference Center, 3200 W. Maple Avenue, Sioux Falls, South Dakota.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.   We will also report on matters of current interest to our shareholders.

Your vote helps to lower overall proxy costs and eliminates phone calls. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the meeting in person, you may vote your shares as described in the following materials.

We look forward to seeing you at the meeting.

Sincerely,

Daniel A. Rykhus
President and Chief Executive Officer

RAVEN INDUSTRIES, INC.
205 E. 6th Street
P.O.  Box 5107
Sioux Falls, South Dakota 57117-5107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2012

Time	9:00 a.m. CDT on Tuesday, May 22, 2012

Place	Ramkota Hotel and Convention Center, Amphitheater II
3200 W. Maple Avenue
Sioux Falls, South Dakota

Items of	(1)	Elect seven directors.
Business	(2)	A non-binding advisory vote to approve the compensation for our executive officers disclosed in this proxy statement.
	(3)	Amend the Company’s 2010 Stock Incentive Plan.
	(4)	Ratify the appointment of the Independent Registered Public Accounting Firm.
	(5)	Adopt the amended and restated bylaws of the company.
	(6)	Consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

Record Date	You are entitled to vote if you were a shareholder at the close of business on April 4, 2012.

Annual Meeting	If you are a shareholder, please come to the Annual Meeting and present proof of ownership of our stock at the registration table. The Annual Meeting is open to shareholders and those guests invited by the Company.

Voting by Proxy	Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy:

	(1)	over the Internet;
	(2)	by telephone; or
	(3)	by mail.

For specific instructions, refer to page 1 of this proxy statement and the voting instructions on the proxy card.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 12, 2012.

By Order of the Board of Directors,

Thomas Iacarella
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held May 22, 2012
The Proxy Statement and the Annual Report are available at: http://investors.ravenind.com/financials.cfm

PROXY STATEMENT TABLE OF CONTENTS
PAGE
General	1
Voting Securities and Proxies	1
Ownership of Common Stock	2-3
Election of Directors	4-5
Say on Pay	6
Amendment to the 2010 Stock Incentive Plan	6-12
Ratification of Auditors	12
Amendment and Restatement of By-Laws	12-14
Board of Directors and Committees	15-16
Corporate Governance	16-18
Non-Management Director Compensation	19
Executive Compensation	20-33
Compensation Discussion and Analysis	20-25
Compensation Committee Report	26
Equity Compensation Plan Information	26
Summary Compensation Table	27-29
Grants of Plan Based Awards in Fiscal 2012	30
Outstanding Equity Awards at Fiscal 2012 Year-end	31
Option Exercises in Fiscal 2012	31
Potential Payments on Termination or Change-in-Control	32-33
Independent Registered Public Accounting Firm Fees	34
Audit Committee Report	35
Other Matters	36-37

PROXY STATEMENT
of
RAVEN INDUSTRIES, INC.
205 E. 6th Street, P.O.  Box 5107
Sioux Falls, South Dakota  57117-5107

Annual Meeting of Shareholders to be held
May 22, 2012

0BUGENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of  Raven Industries, Inc. (the “Company”  or “Raven”) to be used at the Annual Meeting (the “Meeting”) of Shareholders of the Company, which is to be held on Tuesday, May 22, 2012, at 9:00 A.M. (C.D.T.) at the Ramkota Hotel and Convention Center, Amphitheater II, 3200 West Maple Avenue, Sioux Falls, South Dakota. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 12, 2012. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke it at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 4, 2012 (the “Record  Date”) will be entitled to vote at the Meeting or any adjournments thereof.

2VOTING SECURITIES AND PROXIES

The Company has outstanding only one class of voting securities,  Common Stock $1.00  par value, of which 18,123,957 shares were outstanding as of the close of business on the Record Date. Shareholders representing  a majority of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting.

You are entitled to one vote for each share of Common Stock that you hold, except for the election of directors. With respect to the election of directors, if you vote for all nominees, one vote per share will be cast for each of the seven nominees. You may withhold votes from any or all nominees. Except for the votes that shareholders of record withhold from any or all nominees, the persons designated as proxies in the proxy card will vote such proxy “FOR” and, if necessary, will exercise cumulative voting rights to elect the nominees as directors of the Company. If you wish to cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on the Record Date, multiplied by the number of directors to be elected. You may cast, under the cumulative voting option, all of your votes for a single nominee or apportion your votes among any two or more nominees. For example, a holder of 100 shares may cast 700 votes for a single nominee, apportion 100 votes for each of seven nominees or apportion 700 votes in any other manner by so noting in the space provided on the proxy card. The cumulative voting feature for the election of directors is also available by voting in person at the Meeting; it is not available by telephone or on the internet.

In the election of directors,  the seven director  nominees who receive the highest number of votes will be elected as directors.    In the advisory vote on our  executive compensation,  the vote to approve the amendments to the 2010 Stock Incentive Plan and the vote to ratify the appointment of the independent registered public accounting firm,  the approval requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present.   Approval of the Amended and Restated Bylaws requires approval of the holders of two-thirds of the Company’s outstanding shares of Common Stock.

22BUOWNERSHIP OF COMMON STOCK

The following table shows certain information regarding beneficial ownership of the Company’s common stock as of the Record Date by: (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company’s Board of Directors, and (iii) all executive officers and directors as a group.

23BName of beneficial Uowner	Non-voting stock units vested	26BShares beneficially Uowned		27BPercent Uof class

David R. Bair		33,500	(1)	*

Anthony W. Bour	7,606	55,121	(2,13)	*

Matthew T. Burkhart		9,605	(3)	*

Thomas S. Everist	3,864	12,200	(13)	*

Mark E. Griffin	3,864	55,832	(4,13)	*

Thomas Iacarella		132,370	(5)	*

Kevin T. Kirby	3,128	10,000	(13)	*

Marc E. LeBaron	972	1,000	(13)	*

Cynthia H. Milligan	5,117	7,124	(13)	*

Barbara K. Ohme		38,508	(6)	*

Daniel A. Rykhus		70,224	(7)	*

Anthony D. Schmidt		10,824	(8)	*

Lon E. Stroschein		4,650	(9)	*

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202		2,376,000	(10)	13.1

Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158		2,209,328	(11)	12.2

The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19335		954,716	(12)	5.3

BlackRock, Inc. 40 East 52nd Street New York, NY 10022		951,269	(10)	5.2

All executive officers, directors and nominees as a group (13 persons)		440,958	(13,14)	2.4
* Less than 1%

(1) Includes 6,890 shares that may be purchased within 60 days by exercise of outstanding options.

(2) Includes 33,951 shares held in a series of grantor annuity trusts for the benefit of Mr. Bour and his adult children and 21,170 shares held in irrevocable trusts for the benefit of his adult children. Mr. Bour is a co-trustee of the Children’s Trusts.

(3) Includes 5,523 shares that may be purchased within 60 days by exercise of outstanding options.

(4) Includes 45,000 shares held by the John E. Griffin Trust, of which Mark E. Griffin is co-trustee.

(5) Includes 20,325 shares that may be purchased within 60 days by exercise of outstanding options.

(6) Includes 9,608 shares that may be purchased within 60 days by exercise of outstanding options.

(7) Includes 25,200 shares that may be purchased within 60 days by exercise of outstanding options.

(8) Includes 5,300 shares that may be purchased within 60 days by exercise of outstanding options.

(9) Includes 4,200 shares that may be purchased within 60 days by exercise of outstanding options.

(10) Data based on Schedule 13G filed by the shareholder with the SEC on February 9, 2012.

(11) Data based on Schedule 13G filed by the shareholder with the SEC on February 14, 2012.

(12) Data based on Schedule 13G filed by the shareholder with the SEC on February 10, 2012.

(13) Does not include non-voting vested Stock Units held by the Deferred  Compensation Plan for Directors.

(14) Includes 77,046  shares  that may be purchased  within 60 days by exercise  of outstanding options.

28BU

ELECTION OF DIRECTORS
29BProposal No. 1

Director Nominees and Qualifications. Seven directors are to be elected at the Meeting, each director to  serve  until the next Annual Meeting  of  Shareholders.  All of  the nominees listed  below are  now serving as directors and all of the nominees have agreed to serve.

The following paragraphs provide information as of the date of this proxy statement about each nominee.  The information presented includes information each director  has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience  for  the  past five years,  the  names  of  other  publicly-held  companies  of  which  he or  she currently serves as a director or has served as a director during the past five years,  and whether each director is independent. Independence has been determined according to Nasdaq listing standards.

As described below under “Corporate Governance – Nominations to the Board of Directors”, in considering nominations to the Board of Directors, the Governance Committee of the Board considers such qualities as the individual’s experience, character, integrity and other factors. As a whole, the Board believes the current Board is composed of directors who bring diverse experiences and backgrounds relevant to the Company’s business; who form a balanced core of business executives with varied expertise; who have substantial experience outside the business community, and who will represent the balanced, best interests of the shareholders as a whole. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Each nominee’s description below includes information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Name of Nominee (Age) Director Since Director Independence	41BPrincipal Occupation, Business Experience and Directorships in Public Companies in Past Five Years, and Qualifications to Serve as a Director of Raven
Anthony W. Bour (74) 1995 Independent Director	Mr. Bour has been President and Chief Executive Officer of Showplace Wood Products, Harrisburg, SD since 1999. Showplace is a manufacturer of custom cabinetry, serving the North American market and sourcing raw materials worldwide. He is a director of U.S. Bank of South Dakota, Sioux Falls, SD. Mr. Bour has over 30 years of experience as CEO of a manufacturing company located in the Company’s home state, along with extensive knowledge of manufacturing and distribution issues. In addition, Mr. Bour directly supervises the CFO of Showplace, and has an understanding of accounting principles, internal controls and audit committee functions; as a result he is considered an “audit committee financial expert.”

Thomas S. Everist (62) 1996 Independent Director	Mr. Everist was named Chairman of the Board of the Company on April 1, 2009. He is President and Chief Executive Officer of The Everist Company, Sioux Falls, SD, a position he has held since 2002. He was President and Chief Executive Officer, L.G. Everist, Inc., Sioux Falls, SD, from 1987 to 2002. These companies mine and produce construction materials including aggregate, concrete and asphalt. He brings a strong understanding of production and logistical operations. He is a director of MDU Resources Bismarck, ND, a publicly traded energy and utility company, where he chairs the Compensation Committee. He is also a director of several non-public companies, Showplace Wood Products, Bell, Inc. and Everist Genomics, Inc. Mr. Everist brings demonstrated success in business and leadership skills, serving as president and chairman of his companies, headquartered in the Company’s home state, for over 24 years.

Mark E. Griffin (61) 1987 Independent Director	Mr. Griffin has been President and Chief Executive Officer of Lewis Drugs, Inc., Sioux Falls, SD since 1986. Lewis Drugs is a regional retail department and drug store chain. He is a board member of the National Association of Chain Drug Stores. He is also President and Chief Executive Officer of Griffson Realty Company, Fredin Associates and G.E.F. Associates, Sioux Falls, SD. Mr. Griffin brings over 20 years of experience as a CEO of a significant retail business and a real estate company, among other businesses, in the Company’s home community. Not only does he bring extensive operations, marketing and distribution experience, but he also has a valuable perspective on local issues involving real estate, work force and other matters.

Name of Nominee (Age) Director Since Director Independence	41BPrincipal Occupation, Business Experience and Directorships in Public Companies in Past Five Years, and Qualifications to Serve as a Director of Raven

Kevin T. Kirby (57) 2007 Independent Director	Mr. Kirby is CEO and a director of Face It TOGETHER, a non-profit organization. He was the Executive Vice President and Treasurer of Western Surety Company from 1979 to 1992. In this position he developed an understanding of accounting principles, internal controls and audit committee functions; as a result he is considered an “audit committee financial expert”. He was elected a Director of the Company in 1989 and resigned his position in 2001. From 1993-2001 he chaired the Raven Audit Committee. He was asked to rejoin the Board in 2007. Mr. Kirby brings to the Board over 30 years of expertise in corporate finance and investment management, as well as an insurance background and provides a valuable risk management perspective.

Marc E. LeBaron (57) 2011 Independent Director	Mr. LeBaron has been Chairman/CEO of Lincoln Industries in Lincoln, NE since 2001. Lincoln Industries is a supplier of products requiring high performance metal finishing. He has served on the Board of Directors of Ballantyne Strong, Inc. since 2005. He serves on Ballantyne’s Audit Committee, Compensation Committee and Nominating and Governance Committees. He is also a director of Assurity Security Group, Inc., Lincoln, NE. Mr. LeBaron brings his experience as the CEO of a Midwestern ISO certified manufacturer, recognized as one of the best places to work in America. His organizational leadership experience, ability to identify and implement business strategy and knowledge of corporate governance give him the operational expertise and breadth of knowledge which qualify him to serve as director.

Cynthia H. Milligan (65) 2001 Independent Director	Mrs. Milligan is Dean Emeritus of the College of Business Administration University of Nebraska-Lincoln. She was Dean from 1998 until her retirement in 2009. She has been an adjunct professor at Georgetown University Law College and the University of Nebraska College of Law. She was the Director of Banking and Finance for the state of Nebraska from 1987 to 1991, supervising several hundred financial institutions. This experience has given her an understanding of accounting principles, internal controls and audit committee functions; as a result she is considered an “audit committee financial expert”. She is a Director of Wells Fargo and Co., San Francisco, CA; and Calvert Funds, Bethesda, MD. She serves on the Risk, Governance Committee and Corporate Responsibility Committees at Wells Fargo and chairs the Credit Committee. Mrs. Milligan’s educational and governmental background provides valuable business, regulatory and legal insights to the Board.

Daniel A. Rykhus (47) 2008 Not Independent	Mr. Rykhus was named President and Chief Executive Officer on August 20, 2010 and had been Executive Vice President of the Company since 2004. He was the General Manager of the Applied Technology Division from 1998 through 2009, growing the division’s sales from $15 million to over $100 million. He joined the Company in 1990 as Director of World Class Manufacturing. He serves on the boards of Great Western Bank, the Washington Pavilion and Sioux Empire Junior Achievement, in Sioux Falls, SD. The Board believes that Mr. Rykhus is an appropriate representative of management on the Board given his position as a senior executive officer and his long tenure with the Company, which dates back to 1990. In addition, Mr. Rykhus brings a wealth of industry experience to the Board.

All shares represented by proxies will be voted FOR all the previously named nominees unless a contrary choice is specified. If any director nominee should withdraw or become unavailable to serve for reasons not presently known, the proxies that would otherwise have been voted for such nominee will be voted for a substitute nominee that may be selected by the Governance Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)
Proposal No. 2

The Company’s executive compensation program is designed to align the interests of the executive team with those of Raven shareholders. The Board believes this alignment is demonstrated by the Company’s excellent financial results in recent periods. “Compensation Discussion and Analysis” that begins on page 20, explains our compensation programs in more detail. In summary, the shareholders should approve our executive compensation for the following reasons, among others:

•
Our executive compensation program uses salary and benefits, a management incentive program and stock options to achieve our goals, with a focus on tying compensation to corporate performance while remaining competitive to retain and attract an outstanding management team.

•
Raven’s record financial performance and strong growth this year matches well with the changes in executive pay. When Raven had lower results in fiscal 2010, executive compensation was sharply lower than in earlier and subsequent years.

•	Raven shareholders have seen, over the past five years a $100 investment grow to $265.30 compared to $111.11 for the S&P 1500 Industrial Machinery or $160.11 for the Russell 2000 indexes.

•	Our company has managed the transition to a new CEO with no significant disruption.

At the annual meeting, the shareholders will be given the opportunity to vote for or against a non-binding resolution to approve the compensation of the named executive officers of the Company, as described in Compensation Discussion and Analysis and the tabular and narrative disclosure regarding executive compensation contained in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. For the reasons described above, the Board recommends that shareholders vote to approve the executive compensation of the Company.

Because the vote is advisory, it will not be binding upon the Board. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR Proposal No. 2.

APPROVAL OF AMENDMENTS TO THE RAVEN INDUSTRIES, INC. 2010 STOCK INCENTIVE PLAN
Proposal No. 3

The Raven Industries, Inc. 2010 Stock Incentive Plan (the “Plan”), has previously been adopted by the Board of Directors and approved by the shareholders. As of April 4, 2012 approximately 90,000 shares remain available for future grants.

The Board of Directors has adopted amendments to the Plan that (1) increase the number of shares reserved for issuance thereunder by 500,000, (2) authorize the granting of restricted stock units, (3) authorize the granting of performance awards that will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, including specifying a list of permissible performance goals for performance awards under the Plan, (4) consistent with requirements under the Nasdaq Marketplace Rules, eliminate the requirement that shareholders approve any future amendment expanding the types of incentives to be granted under the Plan, (5) attempt to ensure that any incentives granted under the Plan that are considered deferred compensation for tax purposes comply with the rules under Section 409A governing deferred compensation and (6) make certain other clarifying changes to the language of the Plan. All amendments to the Plan, with the exception of those related to compliance with Section 409A deferred compensation rules and clarifying changes, are subject to and contingent upon the approval of the Company’s shareholders at the Annual Meeting.

On April 2, 2012, the Personnel and Compensation Committee of the Board of Directors (the “compensation committee”) approved the granting of an aggregate 36,030 restricted stock units to officers and key employees of the Company, as described under “Compensation Discussion and Analysis – Modified Long-Term Incentive Plan Commencing in Fiscal 2013.” The restricted stock units will vest on the three-year anniversary of the grant date provided that the participant remains employed by the Company through the applicable vesting date, subject to early vesting upon retirement or a “change of control,” as defined in the Plan. For the Company’s executive officers, the amount of the restricted stock units that vest will depend upon the Company’s financial performance over the three- year period. These grants, however, are subject to and contingent upon the amendments to the Plan being approved at the Annual Meeting. If the shareholders do not approve the amendments, the grant of restricted stock units to these individuals will become void and will be replaced with restricted stock grants with vesting terms and, if applicable, performance goals on terms equivalent to those previously applicable to the restricted stock units.

The Board of Directors believes that the approval of the amendment to the Plan increasing the Plan reserve is in the best interests of Raven and its shareholders because the availability of an adequate number of shares reserved for issuance under the Plan is an important factor in attracting, retaining, and motivating employees, consultants and directors in order to achieve the Company’s long-term growth and profitability objectives. Further, the authorization of restricted stock units and performance awards to the Plan is critical for the implementation of the Company’s long-term incentive award program described under “Compensation Discussion and Analysis – Modified Long-Term Incentive Plan Commencing in Fiscal 2013.”

Below is a summary of the Plan (as if amended) and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the Plan to recipients and to the Company. This summary of the Plan is qualified entirely by reference to the complete text of the Plan, a copy of which, marked to show changes from the previous version of the Plan, is attached as Exhibit A to this Proxy Statement.

Description of the Plan

General

The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The compensation committee administers the Plan. The compensation committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms, each of which is discussed below: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance awards.

Eligible Participants

Employees (including officers) of the Company and its subsidiaries, members of the Board of Directors and consultants or other independent contractors who provide services to the Company or its subsidiaries are eligible to receive Incentives under the Plan, as described below, when designated by the compensation committee.

Description of Incentives

Stock Options. The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the option price per share may not be less than the fair market value of the common stock on the grant date.

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the compensation committee at the time of grant. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. However, the exercise price may not be less than the fair market value of the common stock on the grant date.

Limitation on Certain Grants. During any one fiscal year, no person shall receive Incentives under the Plan that could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 10.6: (a) Stock Options and SARs for, in the aggregate, more than 200,000 shares of Common Stock; or (b) Performance Awards, in the aggregate, for more than 100,000 shares of Common Stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the compensation committee.

Restricted Stock. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the compensation committee. If restricted stock is sold to a participant, the sale price will be determined by the compensation committee, and the price may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

Restricted Stock Units. A restricted stock unit is a right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the compensation committee. Participants who receive restricted stock units will have no rights as shareholders with respect to such restricted stock units until the share certificates for common stock are issued to the participants. However, to the extent provided by the compensation committee in the award agreement, quarterly during the applicable restricted period, the Company will either (1) pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Company on the equivalent number of shares of common stock or (2) defer the dividend equivalent amounts, with the amount thereof automatically deemed reinvested in additional restricted stock units. Restricted stock units may be satisfied by delivery of shares of stock, cash equal to the Fair Market Value of the specified number of shares covered by the restricted stock units, or a combination thereof, as determined by the compensation committee at the date of grant or thereafter.

Performance Awards. A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the compensation committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period.

Performance goals applicable to a performance award will be established by the compensation committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following business criteria: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. Any of the above criteria may be used to measure the performance of the Company, a subsidiary and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary, and/or such an affiliate or any combination thereof, as the compensation committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the compensation committee, in its sole discretion, deems appropriate, or the compensation committee may select criteria based on the Company’s share price as compared to various stock market indices. The compensation committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

The compensation committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The compensation committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Company or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

With the consent of the compensation committee, a participant who has been granted a performance award may elect to defer receipt of all or any part of any distribution associated with that performance award pursuant to the terms of a deferred compensation plan of the Company, subject to compliance with Code Section 409A.

Transferability of Incentives

Incentives granted under the Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, non-qualified stock options may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders.

Duration, Termination and Amendment of the Incentive Plan and Incentives

The Plan will remain in effect until all Incentives granted under the Plan have been satisfied or terminated and all restrictions on shares issued under the Plan have lapsed. No Incentives may be granted under the Plan after March 20, 2020, the tenth anniversary of the approval of the Plan by the Board of Directors.

The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain Plan amendments require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the Plan, change the class of persons eligible to receive Incentives under the Plan, or materially increase the benefits accruing to participants under the Plan.

Generally, the terms of an existing Incentive may be amended by agreement between the compensation committee and the participant. However, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR, or (b) extend the term of the Incentive, with certain exceptions.

Change in Control; Effect of Sale, Merger, Exchange or Liquidation

Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The compensation committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. “Change in Control” means the occurrence of any one or more of the following: (a) the acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the outstanding voting power of the Company entitled to vote in the election of directors; provided that a Change in Control shall not be deemed to occur solely because more than thirty percent (30%) of the outstanding voting shares is acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries; (b) a merger, consolidation or other reorganization involving the Company if the shareholders of the Company and their affiliates, immediately before such merger, consolidation or other reorganization, do not, as a result of such merger, consolidation, or other reorganization, own directly or indirectly, more than fifty percent (50%) of the voting equity securities of the successor entity; (c) a majority of the members of the Board of Directors is replaced within a period of less than two years by directors not nominated and approved by the Board of Directors; or (d) the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis, or a complete liquidation or dissolution of the Company.

Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the compensation committee (collectively a “transaction”), the compensation committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following: (1) terminating the Plan and all Incentives and issuing the holders of outstanding vested options and SARs the stock, securities or assets they would have received if the Incentives had been exercised immediately before the transaction, (2) providing that participants holding outstanding vested common stock-based Incentives shall receive, at the determination of the compensation committee, cash, securities or other property, in an amount equal to the excess, if any, of the fair market value of the common stock issuable under the Incentives on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction; (3) providing that the Plan (or a replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis with respect to the equity of the entity succeeding the Company by reason of such transaction; and (4) providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

Federal Income Tax Consequences

The following discussion sets forth certain United States federal income tax consequences of the granting, vesting and exercise of Incentives under the Plan and related matters. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof.

When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

When a stock appreciation right granted pursuant to the Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

An employee who receives restricted stock subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

An employee who receives a stock award under the Plan consisting of shares of common stock will realize ordinary income in the year that the shares are received in an amount equal to the fair market value of such shares, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

As to restricted stock units and other incentives granted under the Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the incentive. We will generally be entitled at that time to an income tax deduction for the same amount.

The Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR Proposal No. 3.

URATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal No. 4

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013. While it is not required to do so, our Board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are not expected to be at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR Proposal No. 4.

APPROVAL OF AMENDED AND RESTATED BYLAWS
Proposal No. 5

The Company’s bylaws were last amended in 1982. As such, the Board determined that it would be in the Company’s best interest to update its bylaws in order to give effect to current law and practice and, on March 24, 2012, the Board approved the Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The following is a summary of the principal changes contained in the Amended Bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit B to this Proxy Statement. Shareholders are strongly encouraged to read the full text of the Amended Bylaws.

Summary of Principal Changes

Corporate Seal. Article II of the Amended Bylaws makes the corporate seal of the Company optional rather than mandatory.

Advance Notice Provisions. Articles III and IV of the Amended Bylaws incorporate basic advance notice provisions for shareholders seeking to propose business or nominate directors for election at a shareholder meeting. These provisions establish specific procedures for such notices by shareholders. These procedures are designed to ensure that the Board have adequate notice of matters to be brought before shareholders meetings, including relevant information about the reasons for shareholder proposals and information about any relationships between shareholder proponents and the director nominees they are nominating or the business they propose for shareholder action.

Under the Amended Bylaws, a shareholder may only bring business before the Company’s annual meeting or submit a director-nominee if the shareholder is a shareholder of record, entitled to vote at the meeting, and the shareholder has provided the Company’s Secretary with timely notice. In the case of proposed business, the notice must describe the business to be brought and the reason for conducting such business. In the case of a director nomination, the notice must name the nominee and provide certain specified information, including the information that would be required to be included in a proxy statement for a nominee by the Board. The notice must also include the name and address of the proposing or nominating shareholder, the number of shares owned by such shareholder, a description of arrangements or understandings among such person and any other persons (including their names) and/or the nominee and any material interest of such person in any proposed business. The shareholder must also state whether they intend to deliver a proxy statement and form of proxy to the holders of the percentage of shares needed to approve the proposed business at the annual meeting or elect the nominee; if so, the shareholder must have delivered specified documents to such holders. The shareholder must also represent that the shareholder intends to appear in person or by proxy to raise such business at the annual meeting or present the nominee. In order for a notice from a shareholder to be timely under the Amended Bylaws, the Company must receive a notice of such business or nomination not less than 60 nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. Different deadlines will apply if the date of the annual meeting is altered by more than 30 days from that in the preceding year.

Other Shareholder Meeting Matters. Article III of the Amended Bylaws contains several updates, made in large part to reflect current South Dakota corporate law. First, the window of time for the Company to provide notice of a shareholder meeting has been expanded to 10 to 60 days’ notice (rather than 10 to 50 days’ notice), which is permitted under South Dakota corporate law. However, the Amended Bylaws also include South Dakota Constitution’s requirement that 60 days’ notice be provided for shareholder meetings at which a proposal to increase the Company’s authorized indebtedness or capital stock is to be considered. Second, South Dakota corporate law explicitly permits shareholders to vote by electronic means, as long as the shareholder’s authorization is clear from the voting method. The Amended Bylaws provide for electronic voting. Third, South Dakota corporate law requires that the list of shareholders entitled to vote at a meeting must be made available beginning 2 business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. This requirement is included in the Amended Bylaws. Finally, the references to closing the transfer books of the Company in connection with a shareholder meeting have been eliminated, referring instead to simply setting a record date, which reflects current practice.

Board of Directors. In addition to the advance notice provisions discussed above, Article IV of the Amended Bylaws includes several other significant changes with respect to the Board of Directors. The Amended Bylaws: (a) no longer require directors to own any shares of the Company’s stock, (b) expressly allow for board meetings to be conducted via telephone conference, (c) include several provisions on director removal and resignation and (d) reduce the amount of notice required for a special board meeting from 3 days to 2 days. Finally, Article IV includes a new provision authorizing the Board of Directors to create committees, some of which the Company is already required to maintain under federal securities laws and Nasdaq rules.

Officers’ Titles and Roles. Article V of the Amended Bylaws lists additional officers that the Company (like many other companies) has created. For example, the Amended Bylaws formalize the offices of Chairman, Chief Executive Officer and Chief Financial Officer, in addition to the offices of President and Vice Presidents as provided for in the existing bylaws. The Amended Bylaws also update the descriptions and duties of certain officers.

Indemnification of Officers and Directors. The Amended Bylaws contain a new section, in Article VI, regarding indemnification of officers and directors. The Company’s existing bylaws provide only for optional indemnification, whereas the Amended Bylaws describe certain circumstances under which indemnification is mandatory.

Article VI of the Amended Bylaws includes language that defines the standard of conduct required for actions to be indemnified by the Company. This includes (a) acting in good faith, (b) reasonably believing (i) in the case of conduct in an official capacity that the conduct was in the best interests of the Company and (ii) in all other cases, that such conduct was at least not opposed to the best interests of the Company, and (c) in the case of any criminal proceeding, having no reasonable cause to believe such conduct was unlawful. Indemnification amounts are limited to reasonable costs, charges and expenses, excluding judgments fines and penalties. This new indemnification language is more favorable to the Company’s officers and directors than the existing bylaws, which did not make indemnification mandatory under any circumstances. It better defines when actions taken by officers and directors of the Company would be indemnified providing assurance to officers and directors that, by meeting certain standards, the Company stands behind them. Management and the Board of Directors believe these provisions allow the Company to attract and retain qualified directors and are consistent with the models used by many public companies.

Issuance of Uncertificated Shares. Article VII of the Amended Bylaws permits the Company to issue uncertificated shares, in addition to certificated shares. The provisions regarding uncertificated shares are consistent with Nasdaq requirements for direct registration of shares.

Annual Audit. Article IX of the Amended Bylaws requires an annual audit to be conducted by an independent firm of public accounts. The Company already complies with this requirement.

Fiscal Year. The Amended Bylaws also provide, in Article IX, that the Company’s fiscal year be determined from time to time by the Board, rather than expressly stated in the Bylaws. This provides greater flexibility for the Company to change its fiscal year.

Authority of Board of Directors to Amend Bylaws. Article IX of the Amended Bylaws allows the Board of Directors to amend the bylaws of the Company. The existing bylaws require approval of holders of a two-thirds of the Company’s outstanding shares of Common Stock. This proposed amendment would establish the Board’s authority to alter, amend, repeal and adopt provisions of the Company’s bylaws in the future without shareholder action. However, after the approval of the Amended Bylaws, the shareholders will continue to have the ability to amend the Company’s bylaws in the future by a majority vote.

As noted above, the Company’s bylaws have not been updated recently. The Board of Directors believes that this proposed amendment would provide the flexibility necessary to maintain bylaws that are current in light of the rapid pace of business and regulatory changes.

Implementation of Amended Bylaws. Under our existing bylaws, an amendment becomes effective only upon an affirmative vote of two thirds of the Company’s outstanding shares of common stock. Any abstentions or broker non-votes will have the effect of a vote against the Bylaws. If the Amended Bylaws are adopted by the required vote, they will become effective, and future amendments may be adopted by the Board or by the shareholders as described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR Proposal No. 5.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held four regular quarterly meetings during the last fiscal year. The Company has an Audit Committee, Personnel and Compensation Committee and a Governance Committee. All directors attended at least 75 percent of their Board and Committee meetings.

Governance Committee.
Members:	Cynthia H. Milligan (Chair)
Anthony W. Bour
Thomas S. Everist
Mark E. Griffin
Kevin T. Kirby
Marc E. LeBaron

Independence:	All of the Committee members meet the independence requirements of Nasdaq listing standards.

Responsibilities:	The Governance Committee reviews corporate governance standards and nominates candidates for the Board of Directors. It met three times in fiscal 2012. The Committee is also responsible for assessing the Board’s effectiveness. It has established policies regarding shareholder communications with the Board, nominations and related party transactions which are available on the Company’s website, www.ravenind.com.

Charter:	The Charter is available on Raven’s website, www.ravenind.com.

Audit Committee.
Members:	Anthony W. Bour (Chair)
Kevin T. Kirby
Cynthia H. Milligan

Independence and Financial Expertise:	The Board has determined that each member of this Committee meets the requirements to be named “audit committee financial experts” as defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Committee members also meet the independence requirements of Nasdaq listing standards and the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934.

Responsibilities:	The Audit Committee monitors the company’s procedures for reporting financial information to the public. It held two meetings in fiscal 2012. In addition, there were four quarterly conference calls with management, the independent registered public accounting firm, the committee chair and any committee members who were available to discuss results for the quarter and the company’s earnings release draft. It is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm and has the sole authority to appoint or replace the independent registered public accounting firm. The Committee reviews the scope of the annual audit. It also reviews related reports and recommendations and preapproves any non-audit services provided by such firm. The Committee maintains open lines of communication with the Board of Directors, Raven’s financial management and the independent registered public accounting firm. See the “Audit Committee Report” on page 35.

Charter:	The charter is available on Raven’s website, www.ravenind.com.

Personnel and Compensation Committee.
Members:	Mark E. Griffin (Chair)
Thomas S. Everist
Kevin T. Kirby
Marc E. LeBaron

Independence, Insiders and Interlocks:	All of the Committee members meet the independence requirements of Nasdaq listing standards. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company’s Compensation Committee or Board of Directors during fiscal 2012.

Responsibilities:	The Committee reviews the Company’s executive remuneration policies and practices, and makes recommendations to the Board in connection with compensation matters affecting the Company. It held three meetings in fiscal 2012. Compensation matters concerning the Chief Executive Officer and the other executives of the Company were approved by the full Board in executive session, with the Chief Executive Officer excused. See the “Compensation Committee Report” on page 26.

Charter:	The charter is available on Raven’s website, www.ravenind.com.

44BUCORPORATE GOVERNANCE

Leadership Structure. Raven has kept the CEO and Chairman positions separate since 1961. The duties of the Chairman of the Board include collaborating with the CEO to establish an agenda for Board and Shareholder meetings, chairing the meetings, and calling executive sessions, as needed. The Chairman, along with the Governance Committee, leads the establishment of governance standards. The Chairman also helps facilitate communication among Board members and with Raven management.

The Board does not have a firm policy as to whether the position of the Chair and the position of the CEO should be separate and intends to preserve the freedom to decide what is in the best interests of the company at any point of time. However, the Board does strongly endorse the concept of one of the outside directors being in a position of leadership for the rest of the outside directors.

Nominations to the Board of Directors. The Governance Committee of the Board of Directors seeks to recruit highly skilled and participative candidates who have the ability to strengthen the Board of Directors. Current directors whose performance, capabilities and experience meet the Company’s expectations and needs are typically nominated for reelection. In accordance with Raven’s Corporate Governance Standards, directors are not re-nominated after they reach their 75th birthday.

Pursuant to the Company’s Articles of Incorporation, the size of the Board shall be between seven and eleven members. If the shareholders approve the Amended Bylaws at the Annual Meeting, the bylaws will provide that the number of directors within the range of seven and eleven members will be established by action of the Board. A majority of the directors must be independent, as defined by the Securities and Exchange Commission and the Nasdaq Stock Market. The Company’s lawyers, investment bankers and others with business links to the Company may not become directors. Interlocking directorships are not allowed.

Recognizing that the contribution of the Board will depend on not only the character and capabilities of the directors taken individually but also on their collective strengths, the Board should be composed of:

•	Directors chosen with a view toward bringing to the Board diverse experiences and backgrounds relevant to the Company’s business;

•	Directors who will form a balanced core of business executives with varied expertise;

•	Directors who have substantial experience outside the business community — in the public, academic or scientific communities, for example; and

•	Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies.

In considering possible candidates for election as a director, the Governance Committee is guided in general by the composition guidelines established above and, in particular, by the following:

•	Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

•	Each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	Each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

Consistent with the Company’s bylaws, and the Governance Committee Charter, the Governance Committee will review and consider for nomination any candidate for membership to the Board recommended by a shareholder of the Company, in accordance with the evaluation criteria and selection process described above. Shareholders wishing to recommend a candidate to the Governance Committee for consideration in connection with an election at a specific annual meeting should notify the Governance Committee well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than the first day of February. Also, if the shareholders approve the Amended Bylaws at the Annual Meeting, shareholders may submit director nominations to bring before the 2013 annual meeting by complying with the advance notice procedures contained in the Company’s Amended Bylaws. To submit a timely director nomination for the 2013 annual meeting, see the timing requirements described under the heading “Other Matters – Procedures for Submitting Shareholder Proposals – Proposals or Director Nominations not Included in the Proxy Statement.”

Risk Oversight. The Board provides oversight as to how management runs the business, including management’s approach to risk tolerance and risk management. Management is directly responsible for risk management. The Board considers risk management matters in its deliberations on various matters and has delegated aspects of its risk oversight role to certain committees. The Audit Committee considers risk when evaluating the integrity of Raven’s financial statements. The role of the audit process and internal control systems in monitoring and controlling risk are also reviewed by the Audit Committee. The Personnel and Compensation Committee evaluates performance of the CEO, including risk tolerance and “tone at the top”. This Committee also considers the structure of the Company’s compensation plans and how they might affect risk tolerance. The Governance Committee considers risk when determining the Board leadership structure, nominating Directors and evaluating Board performance. These Committees, which all consist solely of independent Directors, are empowered to perform independent investigations of corporate matters, should the need arise. The full Board reviews legal matters, credit risks, and insurance coverage at least annually with management. The Board also considers the risk implications of Raven’s business strategies, including its acquisition strategy, along with its execution of those strategies, as the Board monitors overall Company performance.

Code of Ethics. The Board of Directors, through its Governance Committee, has adopted a Code of Conduct that applies to directors, officers and all employees of the Company. The Code of Conduct is available on Raven’s website at www.ravenind.com.

Certain Relationships and Related Transactions. Mrs. Milligan is on the Board of Directors of Wells Fargo and Co., the parent company of Wells Fargo Bank, N.A., which provides transfer agent and registrar services, and borrowings to the Company under a line of credit. The terms of the services and credit line were considered by management competitive with other resources generally available to the Company. There were no borrowings under the credit line in fiscal 2012. As of April 4, 2012, Raven had $1.3 million of letters of credit and no other amounts outstanding under the line of credit.

Raven has adopted a written policy governing related party transactions. Under this policy, before effecting or continuing any “related party transaction,” the Audit Committee of the Board must first ratify or approve of the transaction and conclude that the transaction is on terms comparable to those that the Company could reasonably expect in an arm’s length transaction with an unrelated third party. Under the policy, a “related party transaction” is any transaction with a related party other than one generally available to all Company employees or involving an amount less than $25,000. A “related party” is (i) a senior officer or a director, including members of their immediate family, (ii) a holder of more than 5% of our common stock, or (iii) an entity owned or controlled by the persons described in clauses (i) or (ii). The policy is available on Raven’s website at Hwww.ravenind.comH. The Company’s relationship with Wells Fargo is reviewed annually under this policy.

Board Diversity. The Board recognizes that diverse backgrounds and experiences are helpful to its deliberations and includes these attributes in its nominations policy outlined in “Corporate Governance – Nominations to the Board of Directors” above. The Governance Committee seeks candidates for the Board who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies. Raven does not have a formal Board diversity policy.

Communications with the Board of Directors. The Board of Directors believes that the most efficient means for shareholders and other interested parties to raise issues and questions and to get a response is to direct such communications to the Company through the office of the Secretary of the Company. Other methods are also described in the Investor Relations section of the Company's website, Hwww.ravenind.comH.

If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, a letter to the Board is the most appropriate method. To insure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board:

Raven Industries, Inc.
Attention: Board Communications – (Director Name if applicable)
P.O. Box 5107
Sioux Falls, SD 57117-5107

The Corporate Secretary's Office will collect and organize all such communications. A summary of communications received will be periodically provided to the Company’s Governance Committee, who will make the final determination regarding the disposition of any such communication.

The Board believes that the Company should speak with one voice and has empowered management to speak on the Company's behalf subject to the Board's oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take relevant ideas, concerns and positions into consideration.

NON-MANAGEMENT DIRECTOR COMPENSATION

During fiscal 2012, directors who were not full-time employees of the Company were paid a retainer fee of $25,000 plus $1,200 for each regular board meeting and $600 for each telephonic or committee meeting. The Chairman of the Board received $1,200 per month in lieu of meeting fees. The Audit Committee Chair received $2,000 annually for quarterly audit updates and other duties.

Directors received a Stock Unit Award under the Deferred Compensation Plan for Directors of Raven Industries, Inc. (the "Deferred Stock Plan") approved by the shareholders on May 23, 2006. Directors receive an automatic grant of Stock Units every year in an amount equal to the amount of the cash retainer divided by the closing stock price on the date of the annual meeting. Retainers may also be deferred under this plan. Under the Deferred Stock Plan, amounts are deferred until retirement, or a later date upon the election of the director. Deferred payouts under the Deferred Stock Plan are paid in Raven common stock.

Director Compensation Table
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Thomas S. Everist	39,400	25,000	-	64,400
Anthony W. Bour	35,400	25,000	-	60,400
David A. Christensen (4)	3,000	-	-	3,000
Mark E. Griffin	34,000	25,000	-	59,000
Conrad J. Hoigaard (4)	600	-	-	600
Marc E. LeBaron	31,000	25,000	-	56,000
Kevin T. Kirby	35,200	25,000	-	60,200
Cynthia H. Milligan	32,800	25,000	-	57,800

(1) Mr. Bour and Mr. LeBaron deferred $25,000 of their retainers into Stock Units under the Deferred Stock Plan.

(2) Represents 481.79 fully vested Stock Units valued at $51.89 per Unit, the price of Raven common shares on the date of the Award, May 24, 2011.

(3) Does not include perquisites and benefits, which totaled less than $10,000 for each director.

(4) Mr. Christensen and Mr. Hoigaard retired from the Board effective May 24, 2011.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Raven’s executive compensation program, developed by management and approved by the Personnel and Compensation Committee of the Board of Directors (the “Committee”), is intended to be simple, focused on a few key performance metrics and balanced between:

•	employees, managers and executives
•	long-term and short-term objectives
•	financial and stock performance
•	cash and equity compensation

The compensation program is designed to align the interests of the executive team with those of Raven shareholders. The plan uses salary and benefits, a management incentive program and stock options to achieve these goals, with a focus on tying compensation to corporate performance. Retention of top talent and achievement of corporate objectives measure the effectiveness of our compensation plan.

Raven also uses non-compensatory programs, such as annual performance reviews, employee development and education programs, and succession planning. We believe that these programs are more effective than compensation alone for optimizing talent utilization and executive development.

Raven’s financial performance for the year ended January 31, 2012 included record sales, record net income, 13.3% return on sales, 23.4% return on average assets and 35.8% return on beginning shareholders equity. Sales were up 21% and net income rose 25% from the levels in fiscal 2011. Fiscal 2011 results were also very strong, especially when compared to financial results in fiscal 2010. We believe our historical investment in business expansion, along with strong management, has contributed to our strong historical performance in recent periods.

Raven’s performance drove overall executive compensation levels higher in fiscal 2012 and fiscal 2011 because incentive payments were tied to the improved profitability of the company and Raven achieved most of its financial goals as compared to fiscal 2010. Other significant changes in compensation levels related to the promotion of Mr. Rykhus to President and Chief Executive Officer in August 2010 and the need to increase executive compensation to a more competitive level as evidenced by internal and external comparisons. The Committee engaged an independent compensation consultant in 2012, who has assisted the Committee in evaluating our company’s compensation compared to that of a relevant peer group.

In April 2012, the Committee, as recommended by the consultant, approved a long-term incentive plan for executives and other key employees. The plan reduces the number of stock options and adds performance based stock units to the compensation package. The full implementation of the plan is dependent on shareholder approval of Proposal No. 3 “Approval of Amendments to the Raven Industries, Inc. Stock Incentive Plan.”

Objectives of the Company’s Executive Compensation Program

Alignment with Shareholder Interests
Our compensation program is designed to motivate and reward Raven’s executives to achieve the short and long-term goals that we believe will enhance shareholder value. The short-term goals are embodied in our annual compensation plans and include income growth and efficient working capital utilization. The goals are set to be both challenging and achievable, so as to encourage reasonable risk taking and motivate performance. Building on these short-term objectives, the program also seeks to reward executives for enhancing shareholder value over the long-term. Raven’s long-term objectives include growing sales and net income and efficiently utilizing invested capital.

Retention
Retention aspects of the program are designed to take advantage of the experience of Raven executives and avoid unwanted turnover in the executive team. The executive officers identified on the Summary Compensation Table on page 27 (the “Named Executives”) average 13 years experience with Raven. We believe that promotion from within and length of tenure at every level of the organization enhances productivity and reduces compensation cost.

Internal Equity and Competitiveness
Raven believes in internal equity and that having competitive compensation policies are critical to talent retention and recruiting. We review executive pay to prevent it from being out of line when compared to the other key managers and employees, both inside Raven and externally. We recognize the risk of not being able to recruit top talent or losing top talent to competitors or others with higher compensation levels. Raven’s growth strategy and compensation philosophy will be difficult to sustain if management turnover is high and we are required to recruit from outside Raven to fill key positions.

Role of Management, the Personnel and Compensation Committee and Consultants

Our President and Chief Executive Officer recommends executive compensation to the Committee for approval annually. The Committee approves executive salaries, benefits and stock option grants. The Committee’s decisions regarding the compensation of our President and Chief Executive Officer are made in executive session. Although management and the Committee believe the benchmarking information developed internally gives the Committee sufficient information to make compensation decisions, the Committee has recently engaged the services of The Delves Group, an outside compensation consultant, to assist them in the process. For the year ended January 31, 2012, the consultant’s role was limited to evaluating the peer group that management initially selected for the benchmarking process.

Modified Long-Term Incentive Plan Commencing in Fiscal 2013

In March 2012, The Delves Group presented recommendations to modify Raven’s compensation program by reducing the number of stock options being granted annually and adding other components of an annual long-term incentive plan (“LTIP”). In particular, in April 2012 our executives received grants of performance-based restricted stock units that vest after three years based on the achievement of three-year targets for of return on sales. At the end of the three-year vesting period, if at least the minimum level is reached for the three-year performance goals, the shares received under the awards will vary from 50-150% of the targeted level depending on the level of performance achieved. Implementation of the LTIP is expected to increase targeted executive compensation by approximately 7-10%, because the impact of the three-year plan is not expected to be fully offset by the reduction in stock options. This will increase the percentage of the executive’s compensation that is variable based on long-term performance. The Committee approved the LTIP, and the initial restricted stock units were granted to the named executives along with their annual stock option grants.

Management and the Committee believe the addition of these performance-based incentives will further align executive compensation with the company’s objectives by using the three-year long-term incentive plan to help sustain Raven’s strong return on sales over the long term, while the annual incentive plan remains based on the company’s short-term income growth and the stock options continue to tie an element of compensation to actual shareholder returns. The LTIP is also expected to improve the competitive level of executive pay at Raven. The full implementation of the LTIP is dependent on shareholder approval of the amendments to our 2010 Stock Incentive Plan at the annual meeting. See “Approval of Amendments to the Raven Industries, Inc. 2010 Stock Incentive Plan – Proposal No. 3.”

Benchmarking

Executive compensation historically was driven by taking the compensation levels for non-executive employees and extrapolating to key employees and ultimately the executive team and the Named Executives. In preparation for the transition to a new Chief Executive Officer that occurred in the middle of fiscal 2011, the Committee and the former Chief Executive Officer began a process of looking outside Raven for additional input into these decisions. During fiscal 2011, the Committee undertook a benchmarking process which examined the compensation levels at 15 industrial and technology companies, including Raven. This peer group consisted of industrial and technology companies, mainly of comparable size to Raven and mainly located in the Midwest.

In fiscal 2012, management and the Committee developed a new peer group, focusing more on companies with size and returns comparable to Raven. Management’s initial list was reviewed by The Delves Group for relevance and several adjustments were made to better align industry groups. The new peer group is listed below, along with the fiscal 2011 peer group.

The Committee believes that these 18 companies are an appropriate peer group for comparison, as well as a group that is large and diverse enough so that any one company does not alter the overall analysis. The analysis indicated that reported total compensation for the former Chief Executive Officer placed 13th in this group out of the 16 peer companies for which comparable CEO pay data was available. Results for our CFO placed him 14th out of the 18 peer companies. Compared to the fiscal 2011 peer group, the current CEO ranked 8th of the 15 companies. The Committee used salary survey data to conclude that the results for our other executives were similar. Raven has tried to maintain compensation in the middle of the relevant range for management positions and intends to continue this practice. Therefore, based on the additional information gathered in the review, Raven anticipates its executive compensation will rise over an extended period at a faster rate than industry averages in order to reach median levels.

The peer groups approved by the Committee are identified below:

Company Name	Fiscal 2012 Peer Group	Fiscal 2011 Peer Group	($In millions) Revenue*

ADTRAN, Inc.	X		707.2
AeroVironment, Inc.	X		332.9
Alamo Group Inc.		X	524.5
American Science and Engineering, Inc.	X		250.2
Astronics Corporation	X		218.8
API Technologies, Inc.	X		158.4
Badger Meter Inc.	X	X	267.0
Cognex Corporation	X		322.8
Communications Systems, Inc.		X	120.1
Daktronics, Inc.	X	X	468.9
EMS Technologies, Inc.		X	355.2
FEI, Co.	X		799.5
Franklin Electric Co.	X		808.8
Gorman Rupp Co.		X	296.8
HEICO Corporation	X		873.0
II-VI, Inc.	X	X	521.0
K Tron International, Inc.		X	190.8
Kaydon Corporation	X		457.0
Lindsay Corp.	X	X	478.9
Micrel, Inc.	X		275.9
MTS Systems Corp.	X	X	535.0
Nortech Systems. Inc.		X	99.8
Rogers Corp.	X		524.7
STR Holdings	X		377.6
Sun Hydraulics Corp.		X	150.7
Universal Electronics, Inc.		X	331.8
VSE Corp.		X	866.0

* Represents revenue reported through December 2011.

Components of the Company’s Executive Compensation Program

Base Salary
Salaries for the Named Executives are based on the scope of their responsibilities, performance, experience and potential. The salaries of their peers and subordinates inside and outside the Company were considered when setting salary levels. The primary objectives addressed by base salary in the Compensation Program are to retain and attract qualified and experienced executives into these positions. The base salary indicates the basic level of compensation commitment that Raven has to each of the Named Executives and their positions in the Company.

Management has observed that over the past few years, as it has had to recruit for management and executive talent on a nationwide basis, the Raven salary scale is becoming compressed. Executive salaries at Raven appear to have fallen behind national competition. Our peer group analysis confirms this. Salaries for all of the Named Executives were increased in the fiscal year ended January 31, 2012 (fiscal 2012) over fiscal 2011 and 2010 levels. While the Committee has not committed to future salary adjustments and believes that increasing at risk compensation, such as management incentives and stock options and performance-based awards under the new LTIP, will mitigate this issue, it will continue to closely monitor this situation. The salary increases for the individual Named Executives are discussed under “Executive Compensation for the Named Executives” below.

Management Incentive Plan
The management incentive plan is intended to pay the Named Executives when they achieve the annual growth objectives of their operations. Incentive payments for the named executives range from 65% to 100% of annual base salary, which is designed to put a sizable portion of the Named Executives’ cash income at risk if annual objectives are not achieved.

Incentive payments for the Chief Executive Officer and the Chief Financial Officer in fiscal 2012 were based on achieving net income targets. Income based incentives were set to begin when net income exceeded $32,400,000 and, for Mr. Rykhus, were designed to result in a payment of 72.5% of base salary at net income of $44,200,000 and the maximum payment at the high end of the range ($47,400,000 for 2012), which would result in an incentive payment for Mr. Rykhus of 100% of his base salary. Mr. Iacarella’s incentive was based on criteria similar to Mr. Rykhus, and his maximum total payout for fiscal 2012 was 65% of salary, with 47% payable at $44,200,000 of net income.

The other Named Executives were responsible for specific business units. Their incentives were based on achieving growth objectives for their respective operating units and the corporation. Operating unit objectives included levels of operating income net of a charge for working capital utilization., Messrs. Bair, Burkhart and Stroschein, as Divisional Vice Presidents could have had a maximum payout of 50% of base salary for fiscal 2012 based on divisional results and 15% of base salary based on company-wide net income. The details of these incentive plans and the actual payouts are described under “Executive Compensation for Fiscal 2012 for the Named Executives” below.

Incentive payments are based on formulas defined and documented at the beginning of Raven’s fiscal year. Income based formulas in fiscal 2012 were targeted so that if approximately 9% income growth was achieved, the incentive would pay about 72.5% maximum payout levels. Payments would be 20% of maximum if no income growth was achieved and would be zero if income declined by 20%. Maximum payouts would occur at 17% growth. The Committee approves the incentive payments, which are usually paid in March of each year. The ranges are intended to be challenging yet achievable, with the maximum level intended to be difficult to achieve. In fiscal 2011 and prior, the targeted payouts were at 60% of maximum, based on budgetary targets. The table included in footnote (4) to the Summary Compensation Table shows the level of payouts based on the various objectives for the past three fiscal years.

Stock Options and Stock Awards
Stock options and awards of company shares are designed to promote the alignment of long-term interests between an executive and Raven shareholders as well as to assist in the retention of executives and key employees. The ultimate value to the executives is directly tied to the value of Raven common shares. The regular option grants are made annually at the fourth quarter Committee meeting, vest in equal installments over four years and expire in five years. The Committee and management believe that the policy of granting options annually, along with the relatively short life of the options, helps prevent option holders from benefiting from long-term increases in the stock market and more effectively ties their compensation to Raven’s success. The shorter life also reduces option expense recorded on the income statement. The Committee has never reset an option price.

The Committee grants options to executives and key employees based on the size of their base salary and their importance to Raven’s success. Historically, the fair value of each grant was intended to approximate 35-75% of the Named Executive’s salary. However, given the number of relatively new executives and the reduction of overall management holdings in Raven stock due to retirement, the Committee decided that increasing the option grants would better align management with shareholder interests and help close the compensation gap with the peer group. The option grant fair values for the annual grant in fiscal 2011 and 2012 ranged from 98-171% of base salary. In addition, in August 2010 Mr. Rykhus received a 25,000 share option upon his promotion to President and Chief Executive Officer to help increase his equity stake in Raven and alignment with shareholder interests.

Raven’s stock options have a retirement provision that provides for accelerated vesting if the employee retires at a time when the sum of his or her age and years of service exceeds 80. The option agreements require one year of service after the grant of a stock option before the retirement provision of the option can be invoked. The Committee believes that the retirement provision encourages executives to remain with Raven or, in certain instances, to give additional notice before retiring.

Stock Retention Policy for Executives
Raven has a policy requiring executives to retain 50% of the “net profit shares” obtained via stock option or award. Our executives are strongly encouraged not to sell shares other than when paying taxes on option exercises. Executives have historically retained a substantial portion of their shares. The shares owned by the executive officers of the Company are listed on page 2 of this proxy statement under the caption “Ownership of Common Stock.”

All Other Compensation
We provide other benefits to executives, which we believe to be reasonable, competitive and consistent with the overall compensation program. Raven considers these items in conjunction with base salary in meeting the objectives of retaining and attracting qualified and experienced executives. These items are detailed in footnote 5 to the Summary Compensation Table. The 401(k) and profit sharing benefits are essentially the same as all other Raven employees receive. Raven also provides supplemental health and wellness benefits available to its executives to encourage a healthy lifestyle. To the extent insurance and health benefits are subject to income taxes, executives are reimbursed for this additional tax.

Post-termination Compensation and Benefits
Raven has employment agreements with each Named Executive, which provides for a 30-day notice period before termination and outlines the employment benefits discussed under “All Other Compensation” above and retirement benefits. The purpose of the benefits is to attract and retain seasoned executives, rewarding their long-term commitment to Raven. Retirement benefits, available when the sum of the employee’s age and years of service exceeds 80, represent a continuation of the health and insurance benefits outlined in “All Other Compensation” above.

Raven uses dual-trigger “Change in Control” severance agreements to protect it from the loss of executive talent during a Change in Control. Upon a change in control, positions held by the Named Executives may be at risk. By providing a cash benefit of one or two times salary and incentive payments if executives are terminated, the Committee believes that, in the event of a Change in Control, the agreements would maintain stability within its executive group during what could be a potentially turbulent time. See “Potential Payments on Termination or Change in Control.”

Executive Compensation for Fiscal 2012 for the Named Executives

Chief Executive Officer
Mr. Rykhus was named Raven’s President and Chief Executive officer as of August 20, 2010. Prior to that date he was our Executive Vice President. His fiscal 2012 total compensation of $1,470,213 was 20% higher than in fiscal 2011. Over the past two years, Mr. Rykhus’ compensation has been impacted by his promotion to Chief Executive. His salary increased from $207,500 in fiscal 2010 to $213,800 as of February 1, 2010, $325,000 as of August 20, 2010 and $400,000 as of April 1, 2011. His incentive plan maximum increased from to 60% of salary as Executive Vice President to 100% of his salary to be more consistent with CEOs at other companies. These factors, combined with the significantly improved performance of the company increased Mr. Rykhus’ incentive payments to $387,500 in fiscal 2012. Fiscal 2012 net income growth of 25% exceeded the 17% maximum level included in the company’s incentive plans. This represented 100% of his salary and the maximum payout under the plan. His regular option grant was 30,000 shares in fiscal 2012.

Chief Financial Officer
Mr. Iacarella is our Chief Financial Officer. His total compensation of $640,110 increased by 22% in fiscal 2012 due primarily to higher incentive plan payments and the increased value of stock option awards. His objectives under the incentive plan were identical to Mr. Rykhus’. His maximum payout under the plan increased from 60% to 65% of salary in fiscal 2012. He received the maximum payment available under his management incentive plan. His base salary increased by 7%, reflecting the move to improve executive salaries discussed above (see “Base Salaries.”) He received 12,000 stock options in fiscal 2012.

Vice President Electronic Systems Division
Mr. Bair leads the Electronic Systems Division. His total compensation increased by 20% due primarily to higher incentive plan payments and the increased value of stock option awards. In fiscal 2012 the Electronic Systems Division achieved $9.8 million of operating income after capital charges, this represented a 14% improvement over fiscal 2011 levels and resulted in an incentive payment of $85,320. The strong performance of Raven on a consolidated basis maximized all incentives based on that factor, including the Division Vice Presidents. The $27,000 payment under this factor was added to the Division Vice President’s compensation for the first time in fiscal 2012. His incentive compensation totaled $112,320, or 96% of the maximum. His base salary increased by 4%. He received 8,000 stock options in fiscal 2012.

Vice President Applied Technology Division
Mr. Burkhart leads the Applied Technology Division. His total compensation increased by 28% due primarily to higher incentive plan payments and the increased value of stock option awards. In fiscal 2012 the Applied Technology Division reported $43.1 million of operating income after capital charges. The 47% increase, combined with the new overall consolidated performance factor maximized his payout at $123,500. His base salary increased by 12%, reflecting the move to improve executive salaries discussed above (see “Base Salaries”) He received 12,000 stock options in fiscal 2012.

Vice President Aerostar Division
Mr. Stroschein has led the Aerostar Division since October 1, 2010. His total compensation increased by 49% primarily due to his promotion. In fiscal 2012 the Aerostar Division reported $10.2 million of operating income after capital charges. The 19% increase, combined with the overall consolidated performance factor maximized his payout at $113,750. Overall, he received the maximum payment available under his management incentive plan in fiscal 2012. His base salary increased by 35% as a result of his promotion. He received 10,000 stock options in fiscal 2012.

33BCOMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussion with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s 2012 Proxy Statement.

Submitted by the Personnel and Compensation Committee of the Company’s Board of Directors:

Mark E. Griffin	Thomas S. Everist	Kevin T. Kirby	Marc. E. LeBaron

34BEQUITY COMPENSATION PLAN INFORMATION

The following table presents the number of securities authorized for issuance under Raven’s equity compensation plans as of January 31, 2012.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	519,996	$42.82	221,127
Equity compensation plans not approved by security holders	----	----	----
Total	519,996	$42.82	221,127

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($) (3)	Non-equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Daniel A. Rykhus (1)	2012	387,500	663,240	387,500	31,973	1,470,213
President and	2011	264,767	771,260	162,804	28,031	1,226,862
Chief Executive Officer	2010	207,500	99,290	20,750	29,591	357,131

Thomas Iacarella	2012	208,000	265,296	135,200	31,614	640,110
Vice President and	2011	194,400	198,204	105,754	27,481	525,839
Chief Financial Officer	2010	188,700	87,443	9,058	29,693	314,894

David R. Bair	2012	180,000	176,864	112,320	23,432	492,616
Division Vice President	2011	172,300	132,136	82,704	21,733	408,873
Electronic Systems Division	2010	167,300	67,698	71,939	21,087	328,024

Matthew T. Burkhart	2012	190,000	265,296	123,500	26,791	605,587
Division Vice President	2011	170,000	198,204	81,600	23,264	473,068
Applied Technology Division	2010	165,000	73,904	8,250	17,664	264,818

Lon E. Stroschein (2)	2012	175,000	221,080	113,750	20,331	530,161
Division Vice President	2011	129,203	165,170	49,000	12,564	355,937
Aerostar Division

(1) Mr. Rykhus was named President and Chief Executive Officer on August 20, 2010, prior to that date he was Executive Vice President.

(2) Mr. Stroschein was named Aerostar Division Vice President on October 1, 2010, prior to that date he held various other positions in Aerostar and Applied Technology. Fiscal 2011 compensation includes the full year.

(3) Amounts shown reflect the aggregate fair value of awards granted during the year. Assumptions used in the calculation of this amount are included in Note 11 on pages 44 and 45 of the Company's Annual Report on Form 10-K.

(4) The following table describes the basis for payments under the annual management incentive plan.

Name and Business Unit	Fiscal year	Consolidated net income	Divisional income (b)	Other factors (c)	Total non-equity incentive plan compensation
Daniel A. Rykhus - Entire Company	2012	387,500	N/A	N/A	387,500
Entire Company	2011	150,950	N/A	11,854	162,804
Divisional and Entire Company (a)	2010	-	20,750	N/A	20,750

Thomas Iacarella	2012	135,200	N/A	N/A	135,200
Entire Company	2011	97,200	N/A	8,554	105,754
	2010	-	N/A	9,058	9,058

David R. Bair	2012	27,000	85,320	N/A	112,320
Electronic Systems	2011	N/A	82,704	-	82,704
	2010	N/A	66,920	5,019	71,939

Matthew T. Burkhart	2012	28,500	95,000	N/A	123,500
Applied Technology	2011	N/A	81,600	-	81,600
	2010	N/A	-	8,250	8,250

Lon E. Stroschein	2012	26,250	87,500	N/A	113,750
Aerostar	2011	N/A	49,000	N/A	49,000

(a) In 2010, Mr. Rykhus' incentive compensation was based on the performance of the Entire Company (33%), the Applied Technology Division (50%) and the Electronic Systems Division (17%).

(b) Operating income for the division less a charge for working capital utilization.

(c) Other factors include expense levels and inventory turns.

(5)	The following table describes key components of the All Other Compensation column in the SummaryCompensation Table.

Name	Fiscal year	Retirement benefit and profit sharing plans (a)	Supplemental health benefits (b)	Other fringe benefits	Tax reimbursement on taxable fringe benefits	Total all other compensation
Daniel A. Rykhus	2012	11,250	10,990	4,073	5,660	31,973
	2011	11,992	9,265	3,372	3,402	28,031
	2010	10,135	12,908	1,451	5,097	29,591

Thomas Iacarella	2012	11,045	5,959	8,757	5,853	31,614
	2011	9,747	5,813	8,081	3,840	27,481
	2010	8,514	7,632	7,804	5,743	29,693

David R. Bair	2012	11,600	6,348	2,587	2,897	23,432
	2011	11,500	6,613	1,871	1,749	21,733
	2010	5,818	10,555	1,785	2,929	21,087

Matthew T. Burkhart	2012	11,067	10,781	1,349	3,594	26,791
	2011	8,819	10,359	1,312	2,774	23,264
	2010	7,005	8,021	1,267	1,371	17,664

Lon E. Stroschein	2012	10,089	7,148	1,304	1,790	20,331
	2011	6,976	4,092	1,120	376	12,564

(a)
Represents the safe-harbor base and matching contributions under the Company's 401(k) plan.

Also includes cash payments under the Company's Profit Plus plan which is paid equally to every employee, regardless of salary. The amounts under this plan were $250 in fiscal 2010, $1,800 in fiscal 2011 and $1,200 in fiscal 2012.

(b)	Represents reimbursement for health and wellness expenses and reduced health care premiums under the Company's Senior Executive Officer and Senior Manager benefit policies.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2012
	Type of		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Award	Grant Date	Threshold	Target	Maximum	Options
			($)	($)	($)	(#)	($/Share)	($)
	(1)							(3)
Daniel A. Rykhus (4)	MIP	3/18/2011	0	280,937	387,500
	SO	12/6/2011				30,000	59.99	663,240

Thomas Iacarella	MIP	2/1/2011	0	98,020	135,200
	SO	12/6/2011				12,000	59.99	265,296

David R. Bair	MIP	2/1/2011	0	84,825	117,000
	SO	12/6/2011				8,000	59.99	176,864

Matthew T. Burkhart	MIP	2/1/2011	0	89,537	123,500
	SO	12/6/2011				12,000	59.99	265,296

Lon E. Stroschein	MIP	2/1/2011	0	85,312	113,750
	SO	12/6/2011				10,000	59.99	221,080

(1)	Type of award: MIP - Management Incentive Plan; SO - Stock Option.

(2)
These columns represent the range of payouts under three scenarios. The threshold amounts represent the amounts paid if the minimum performance criteria is achieved. No payments are made under the plans if earnings drop by 20% or more. The plans target payouts at approximately 72.5% of the maximum. In the case of Mr. Rykhus, this would represent profit growth of approximately 9% over the prior year. Maximum payouts assume growth beyond the targeted level and are capped at 17% growth at the amounts shown. Actual amounts paid are outlined in note 4 of the Summary Compensation Table on page 28.

(3)
Option awards reflect the Black-Scholes values of $22.11 as of 12/6/11 used for expensing options in the Company's income statement. All awards vest in equal installments over 4 years and expire after 5 years. The option price may be paid in cash or by the delivery of shares of the Company's common stock, valued at the market price on the date of the option exercise.

(4)	Mr. Rykhus' Management Incentive Plan Award granted on February 1, 2011 was amended on March 18, 2011 to reflect his salary increase.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END
	Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Daniel A. Rykhus	11/19/2007	6,400	-	34.50	11/19/2012
	12/5/2008	7,050	2,350	24.51	12/5/2013
	12/4/2009	4,400	4,400	30.05	12/4/2014
	8/20/2010	6,250	18,750	30.97	8/20/2015
	11/30/2010	7,500	22,500	44.40	11/30/2015
	12/6/2011	-	30,000	59.99	12/6/2016

Thomas Iacarella	11/19/2007	6,400	-	34.50	11/19/2012
	12/5/2008	7,050	2,350	24.51	12/5/2013
	12/4/2009	3,875	3,875	30.05	12/4/2014
	11/30/2010	3,000	9,000	44.40	11/30/2015
	12/6/2011	-	12,000	59.99	12/6/2016

David R. Bair	12/5/2008	1,890	1,850	24.51	12/5/2013
	12/4/2009	3,000	3,000	30.05	12/4/2014
	11/30/2010	2,000	6,000	44.40	11/30/2015
	12/6/2011	-	8,000	59.99	12/6/2016

Matthew T. Burkhart	11/19/2007	300	-	34.50	11/19/2012
	12/5/2008	3,030	1,350	24.51	12/5/2013
	12/4/2009	3,275	3,275	30.05	12/4/2014
	11/30/2010	3,000	9,000	44.40	11/30/2015
	12/6/2011	-	12,000	59.99	12/6/2016

Lon E. Stroschein	12/5/2008	900	450	24.51	12/5/2013
	12/4/2009	800	800	30.05	12/4/2014
	11/30/2010	2,500	7,500	44.40	11/30/2015
	12/6/2011	-	10,000	59.99	12/6/2016

(1) All options vest in equal installments over 4 years and expire after 5 years.

OPTION EXERCISES IN FISCAL 2012
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Daniel A. Rykhus	7,200	220,884

Thomas Iacarella	7,500	213,572

David R. Bair	9,060	273,975

Matthew T. Burkhart	1,020	26,122

Lon E. Stroschein	450	12,672

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table shows the payments and benefits that the Named Executives would receive in connection with a variety of employment termination scenarios and upon a change in control of Raven. The information assumes that termination occurred on January 31, 2012. Raven would provide all of the payments. There are no assets set aside for these benefits. The Named Executives must comply with confidentiality and non-competition provisions of the agreements to retain benefits.

The table does not include amounts otherwise due to the executives, such as earned but unpaid salary, bonus and vacation pay and benefits that would accrue to any salaried employee. The table does include the value of unvested stock options, which would vest upon a change in control for the Named Executives, as they would vest for all of Raven’s other key employees, under the 2010 Stock Incentive Plan. The definition of a “Change in Control” under that Plan is described in “Approval of Amendments to the Raven Industries, Inc. 2010 Stock Incentive Plan – Proposal No. 3.” In addition, unvested stock options vest upon retirement for the Named Executives, as they would vest for all of Raven’s other key employees. The value of such unvested options is not shown in the table, as none of the Named Executives was eligible for retirement benefits as January 31, 2012.

Termination other than for a change in control is governed by employment agreements with the executives. These agreements require 30 days written notice before termination can occur. They also have retirement provisions that, if the executive’s years of employment and age added together exceed 80, allow for early retirement. Early retirement triggers post-retirement benefits under the employment agreement. Retiring executives retain health care and other insurance benefits. The retired executive will be reimbursed for health expenditures up to a percentage (10% for Messrs. Rykhus and Iacarella, 3.5% for others) of the executive’s highest salary and bonus over the last five years of employment. Retirement benefits continue until the last to die of the executive or spouse. In the case of Messrs. Rykhus and Iacarella, the benefits are “grossed-up” for income tax purposes. None of the Named Executives was eligible for retirement benefits at January 31, 2012. In the event of an executive’s death, the benefits available to the surviving spouse would be limited to vested retirement benefits.

 Raven has Change in Control agreements with the Named Executives. A “Change in Control” includes (a) the acquisition by any person, entity or group of beneficial ownership of 25% or more of the then outstanding shares of Raven common stock; (b) certain changes in a majority of the members of our Board of Directors, or (c) approval by the shareholders of a reorganization, merger or consolidation (with certain exceptions), or of a liquidation, dissolution or sale of all or substantially all of Raven’s assets.

 For the executives to obtain benefits under the Change in Control agreements, a second triggering event must occur. This would include a termination without cause or a constructive termination (an adverse change in the officer’s status or compensation). The benefits include a lump sum payment equal to the product of (A) the sum of (i) the employee’s annual base salary then in effect and (ii) 60% of the maximum target or goal amount under the Management Incentive Plan for the year in which the date of termination occurs and (B) a multiple of 2.0 for Messrs. Rykhus and Iacarella, or 1.0 for others. The executive also vests under the applicable retirement benefits policy; provided that the benefits (A) will not become payable until the employee reaches age 65 (unless the benefits are payable at the employee’s age at that time under the terms of the policy), and (B) will not be provided to the extent such benefits are provided by another employer at no cost to the employee.

		Lump-sum benefits			Annual Benefits (1)
Name	Type of Separation	Salary and Incentives ($)	Value of Unvested Stock Options ($)	Total Lump-sum Benefits ($)	Continued Insurance Coverage ($) (2)	Maximum Supplemental Health Benefits ($) (3)	Maximum Tax Reimbursement on Benefits ($) (3)	Maximum Annual Benefits ($)
Daniel A. Rykhus	Without Cause	33,333	-	33,333	-	-	-	-
	For Cause	-	-	-	-	-	-	-
	Change in Control	1,280,000	1,492,214	2,772,214	10,404	77,500	41,731	129,635

Thomas Iacarella	Without Cause	17,333	-	17,333	-	-	-	-
	For Cause	-	-	-	-	-	-	-
	Change in Control	578,240	473,108	1,051,348	11,858	34,320	18,480	64,658

David R. Bair	Without Cause	15,000	-	15,000	-	-	-	-
	For Cause	-	-	-	-	-	-	-
	Change in Control	250,200	341,363	591,563	10,404	10,231	-	20,635

Matthew T. Burkhart	Without Cause	15,833	-	15,833	-	-	-	-
	For Cause	-	-	-	-	-	-	-
	Change in Control	264,100	411,824	675,924	10,404	10,973	-	21,377

Lon E. Stroschein	Without Cause	14,583	-	14,583	-	-	-	-
	For Cause	-	-	-	-	-	-	-
	Change in Control	243,250	248,718	491,968	10,404	10,106	-	20,510

(1) Annual benefits would begin at age 65. They would continue until the last to die of the executive or spouse.

(2) Based on the current cost of the benefit. The program provides that the retiree will pay no more than active executives for coverage.

(3) Represents the annual limit for reimbursement. Actual expenses submitted to the plan may be less.

37BUINDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm during fiscal 2012. The Company’s Audit Committee has engaged PricewaterhouseCoopers LLP to perform the annual audit and three quarterly reviews in fiscal 2013. The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal 2012 and 2011 are presented in the following table:

	2012	2011
Audit (1)	$406,000	$352,500
Audit related (2)	---	750
Tax services (3)	14,000	15,207
Total Fees	$420,000	$368,457

All items included in the above fee summary were subject to Audit Committee pre-approval. Such approval was obtained from the Committee or the Chair of the Committee prior to services performed and/or billing of services.

(1)
Total fees for the financial statement audit were in accordance with the respective engagement letters and include timely quarterly reviews. Fiscal 2012 fees include billings for purchase accounting audit procedures related to Vista Research. Billings for out-of-pocket expenses are not included.

(2)	Audit related billings include review of the company’s S-8 filing.
(3)	Tax services include the review of corporate income tax filings and consultation related to its Canadian subsidiary.

38BUAUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Raven Industries, Inc. (the “Audit Committee”) is composed of three independent directors and operates under a written charter. A copy of this charter is available on the Company’s website, www.ravenind.com. The Audit Committee selects the independent registered public accounting firm. The Audit Committee has the authority to determine all funding and make any expenditures it deems necessary in order to carry out its responsibilities and duties.

Management is responsible for Raven’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were fairly presented and prepared in accordance with accounting principles generally accepted in the United States of America. Management also presented its conclusion that as of January 31, 2012, internal control over financial reporting was effective. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114, as amended, Communications with Audit Committees, and PCAOB Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated with An Audit of Financial Statements.

PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed the firm’s independence. The Audit Committee also reviewed the services provided by PricewaterhouseCoopers LLP (as disclosed under the caption “Independent Registered Public Accounting Firm Fees”) when considering their independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the representations of management and the report of the independent registered public accounting firm, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2012, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Anthony W. BourKevin T. KirbyCynthia H. Milligan

39BUOTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms received by us during the year ended January 31, 2012, and written representations that no other reports were required, we believe that each person who, at any time during such year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such year, except for the inadvertent late filing of one Form 4 report for Mark E. Griffin relating to sales by a family trust for which he is a co-trustee.

Solicitation. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies in person, by telephone or other means of communication.

Procedures for Submitting Shareholder Proposals:

40BProposals for Inclusion in the Proxy Statement. Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, any shareholder who desires to submit a proposal for action by the shareholders at the Company’s 2013 annual meeting must submit such proposal in writing to President and CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117-5107, in a timely manner. In order to be included for the 2013 annual meeting, shareholder proposals must be received by the Company no later than December 13, 2012, and must otherwise comply with the requirements of Rule 14a-8. Shareholder proposals received after December 13, 2012, will not be included in the Company’s proxy statement relating to the 2013 annual meeting.

Proposals or Director Nominations not Included in the Proxy Statement. In addition, if the shareholders approve the Amended Bylaws at the Annual Meeting, then, for shareholder proposals or director nominations that a shareholder seeks to bring before the 2013 annual meeting but does not seek to have included in the Company’s proxy statement and form of proxy for that meeting, the advance notice provisions contained in the Amended Bylaws will apply. In general, notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. The notice must also contain specified information concerning the matters or director nominees to be brought before such meeting and concerning the shareholder proposing such matters or nomination. Therefore, to be presented at the Company’s 2013 annual meeting, such a proposal must be received by the Company on or after January 12, 2013 but no later than February 11, 2013. If the date of the annual meeting is altered by more than 30 days from the date in the previous year, different deadlines will apply. See the Articles III and IV of the Company’s Amended Bylaws, a copy of which is attached as Exhibit B to this Proxy Statement, for a complete description of the advance notice requirements.

Due to the complexity of respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

The Board of Directors does not intend to present at the Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Meeting by others. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Raven Industries, Inc.
Thomas Iacarella
Secretary

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EXHIBIT A	RAVEN INDUSTRIES, INC.

AMENDED AND RESTATED
2010 STOCK INCENTIVE PLAN

1.             Purpose. The purpose of the 2010 Stock Incentive Plan (the “Plan”) of Raven Industries, Inc. (the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $1.00 par value, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2.             Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (b) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (“Code Section 162(m)”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.             Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.             Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); ~~and~~ (d) restricted stock (Section 8); restricted stock units (Section 8) and performance awards (Section 9). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

5.             Shares Subject to the Plan.

5.1.     Number of Shares. Subject to adjustment as provided in Section ~~9.6,~~10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed ~~500,000~~1,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.      Cancellation. If an Incentive granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan pursuant to another Incentive. If any Shares subject to an Incentive granted hereunder are withheld or applied as payment in connection with the exercise of an Incentive (including the withholding of Shares on the exercise of a stock option or the exercise of an SAR that is settled in Shares) or the withholding or payment of taxes related thereto, such Shares shall not again be available for grant under the Plan.

5.3.      Type of Common Stock. Common Stock issued under the Plan in connection with Incentives will be authorized and unissued shares.

5.4.      Limitation on Certain Grants. ~~No~~During any one fiscal year, no person shall receive ~~grants of stock options and SARs under the Plan that exceed, in the aggregate, 100,000 shares during any one fiscal year of the Company.~~ Incentives under the Plan that could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 10.6: (a) Stock Options and SARs for, in the aggregate, more than 200,000 shares of Common Stock; or (b) Performance Awards, in the aggregate, for more than 100,000 shares of Common Stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

6.             Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.      Price. The option price per share shall be determined by the Committee, subject to adjustment under Section ~~9.6.~~10.6. Notwithstanding the foregoing sentence, the option price per share shall not be less than the Fair Market Value (as defined in Section ~~9.15~~10.15) of the Common Stock on the Grant Date (as defined in Section ~~9.16~~10.16).

6.2.      Number. The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section ~~9.6.~~10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option. If the number of shares subject to a stock option is reduced pursuant to the preceding sentence, the number of shares subject to the original grant will continue to count against the limitation on grants under Section 5.4.

6.3.     Duration and Time for Exercise. Subject to earlier termination as provided in Section ~~9.3,~~10.3, the term of each stock option shall be determined by the Committee but

2

shall not exceed ten years and one day from the Grant Date. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section ~~9.4.~~10.4.

6.4.     Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section ~~9.8,~~10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Before the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.5.     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Code Section 422):

(a)     The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b)     Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)     All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d)     Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.

3

(e)     The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.

(f)     If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.

7.             Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.     Price. The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section ~~9.6.~~10.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

7.2.     Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section ~~9.6.~~10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. If the number of shares subject to an SAR is reduced pursuant to the preceding sentence, the number of shares subject to the original grant will continue to count against the limitation on grants under Section 5.4.

7.3.     Duration. Subject to earlier termination as provided in Section ~~9.3,~~10.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section ~~9.4.~~10.4.

7.4.     Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.

4

7.5.     Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section ~~9.6~~10.6); by

(b) the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.             Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, with or without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. Restricted stock units represent the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards ~~and~~ , ,the transfer ~~and~~or sale of restricted stock and restricted stock units shall be subject to the following terms and conditions:

8.1.     Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.

8.2.     Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3.     Restrictions. All shares of restricted stock transferred or sold by the Company hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted

5

stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b) a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment, service on the Board of Directors or consulting engagement during any period in which such shares are subject to restrictions; and

(c) such other conditions or restrictions as the Committee may deem advisable.

8.4.     Enforcement of Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock or restricted stock units shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. At the Committee’s election, shares of restricted stock may be held in book entry form subject to the Company’s instructions until any restrictions relating to the restricted stock grant lapse.

8.5.     End of Restrictions. Subject to Section ~~9.5,~~10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

8.6.     Rights of Holders of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a stockholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

8.7.     Settlement of Restricted Stock Units. Restricted stock units may be satisfied by delivery of shares of stock, cash equal to the Fair Market Value of the specified number of shares covered by the restricted stock units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.8.     Dividend Equivalents. In connection with any award of restricted stock units , the Committee may grant the right to receive cash, shares of stock or

6

other property equal in value to dividends paid with respect to the number of shares represented by the restricted stock units (“Dividend Equivalents”). Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any award of restricted stock units shall be either (a) paid with respect to such restricted stock units at the dividend payment date in cash or in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such restricted stock units and the amount or value thereof automatically deemed reinvested in additional restricted stock units until the time for delivery of shares (if any) pursuant to the terms of the restricted stock unit award.

9.             Performance Awards.

9.1.     Performance Conditions. The right of a participant to exercise or receive a grant or settlement of any Incentive, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee (such an Incentive is referred to as a “Performance Award”). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Incentive subject to performance conditions, except as limited under Section 9.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Committee and not the Board.

9.2.      Performance Awards Granted to Designated Covered Employees. If and to the extent the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a covered employee within the meaning of Code Section 162(m) and regulations thereunder (a “Covered Employee”) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.2.

(a)     Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including but not limited to the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain" at the time the Performance Award is granted. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal, or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for

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Performance Awards granted to any one participant or to different participants.

(b)     Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, shall be used exclusively by the Committee in establishing performance goals for such Performance Awards as are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparable companies, or any published or special index that the Committee, in its sole discretion, deems appropriate), or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a Covered Employee.

(c)     Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

(d)     Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, stock, other Incentives or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of continuous service by the participant before the end of a performance period or the settlement date of Performance Awards.

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9.3.     Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and as to the achievement of performance goals relating to Performance Awards under Section 9.2(a), shall be made in writing in the case of any Performance Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).

9.4.     Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards granted under this Section 9 to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, the terms of Sections 9.2, 9.3 and 9.4, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.           General.

10.1.     Effective Date. The Plan will become effective upon the date of approval by the Company’s Board of Directors (the “Effective Date”), subject to approval by the Company’s shareholders.

10.2.     Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

10.3.     Non-transferability of Incentives. No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options (other than stock options intended to qualify as Incentive Stock Options pursuant to Section 6.5) may be transferred by the holder thereof to the holder’s spouse,

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children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section ~~9.3.~~10.3.

10.4.     Effect of Termination or Death. If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A, including the rules and regulations promulgated thereunder (together, “Code Section 409A”); and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.

10.5.     Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6.     Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

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10.7.     Incentive Plans and Agreements.  Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

10.8.     Withholding.

(a)     The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)     Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9.     No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10.   Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section ~~9.17,~~10.17, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

10.11.   Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all

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participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12.   Amendment of Agreements for Incentives; No Repricing. Except as otherwise provided in this Section ~~9.12,~~10.12 or Section 10.17, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR, cancel a stock option or SAR when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for another Incentive or cash, or take any other action with respect to a stock option that may be treated as a repricing under the federal securities laws or generally accepted accounting principles; or (b) extend the term of the Incentive, except as provided in Sections ~~9.4~~10.4 and ~~9.17.~~10.17.

10.13.   Vesting Upon Change In Control. Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. For purposes of this Section ~~9.13,~~10.13, “Change in Control” means the occurrence of any one or more of the following:

(a)     the acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the outstanding voting power of the Company entitled to vote in the election of directors; provided that a Change in Control shall not be deemed to occur solely because more than thirty percent (30%) of the outstanding voting shares is acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries;

(b)     a merger, consolidation or other reorganization involving the Company if the shareholders of the Company and their affiliates, immediately before such merger, consolidation or other reorganization, do not, as a result of such merger, consolidation, or other reorganization, own directly or indirectly, more than fifty percent (50%) of the voting equity securities of the successor entity;

(c)     a majority of the members of the Board of Directors is replaced within a period of less than two years by directors not nominated and approved by the Board of Directors; or

(d)     the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis, or a complete liquidation or dissolution of the Company.

10.14.   Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale

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of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a)     providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(b)     providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days before the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(c)     providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(d)     to the extent that the vesting of any Incentives is not accelerated pursuant to Section ~~9.13,~~10.13, providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board of Directors may restrict the rights of participants or the applicability of this Section ~~9.14~~10.14 to the extent necessary to comply with Section 16(b) of the 1934

13

Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.15.   Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a)     If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b)     If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(c)     If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.

10.16.   Definition of Grant Date. For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award or, if later, the date established by the Committee as the date of grant of the Incentive.

10.17.   Compliance with Code Section 409A.~~. The Plan and the agreement for each Incentive shall be interpreted and administered so as to be exempt from~~

(a)     Except to the extent such acceleration or deferral is permitted by the requirements of Code Section 409A ~~or to comply with such requirements. Notwithstanding the foregoing, Incentives may be awarded or amended in a manner that does not comply with Code Section 409A, but only if and to the extent that the Committee specifically provides in written resolutions that the Incentive or amendment is not intended to comply with Code Section 409A.~~, neither the Committee nor a participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation (as defined in paragraph(d) below); provided, however, that payment shall be permitted if it is in accordance with

14

a “specified time” or “fixed schedule” or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” (as those terms are defined under Code Section 409A) that is specified in the agreement evidencing the Incentive.

(b)     Notwithstanding anything in this Plan, unless the agreement evidencing the Incentive specifically provides otherwise, if a participant is treated as a Specified Employee (as defined in paragraph (d) and as determined under Code Section 409A by the Committee in good faith) as of the date of his or her “separation from service” as defined for purposes of Code Section 409A, the Company may not make payment to the participant of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the participant’s separation from service (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6-month period will be accumulated and payment delayed until the first date after the 6-month period. The Committee may specify in the Incentive agreement, that the amount of the Deferred Compensation delayed under this paragraph shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

(c)     The Committee may, however, reform any provision in an Incentive that is intended to comply with (or be exempt from) Code Section 409A, to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A.

(d)     For purposes of this Section 10.17, "Deferred Compensation" means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of paragraphs (a)(2), (a)(3) and (a)(4) of Code Section 409A . Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A. A “Specified Employee” means a Participant who is a “key employee” as described in Code Section 416 (i) (disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on January 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A. Each participant will be identified as a Specified Employee in accordance with Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12-month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled

15

group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market (or otherwise) as of the date of the participant’s “separation from service” as defined in Code Section 409A.

10.18.     Prior Plan. Notwithstanding the adoption of this Plan by the Board of Directors and its approval by the shareholders, the Company’s 2000 Stock Option and Compensation, as it has been amended from time to time (the “Prior Plan”), shall remain in effect, and all grants and awards made under the Prior Plan shall be governed by the terms of the Prior Plan. From and after the date of shareholder approval of this Plan, no further grants and awards shall be made under the Prior Plan.

Amended and Restated Plan approved by the Board of Directors on March 23, 2012.

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EXHIBIT B

AMENDED AND RESTATED

BYLAWS

OF

RAVEN INDUSTRIES, INC.

 Article I
OFFICES

The principal office of the Corporation shall be in the City of Sioux Falls, County of Minnehaha, State of South Dakota. The Corporation may also have offices at such other places within or without the State of South Dakota as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Article II
CORPORATE SEAL

The Board of Directors may determine to adopt a corporate seal which, if adopted, shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal.”

Article III
SHAREHOLDERS

Section 1. Place. Meetings of the shareholders of the Corporation shall be held at such place within or without the State of South Dakota as the Board of Directors may from time to time determine and as stated in the notice of the meeting.

Section 2. Annual Meeting. An annual meeting of the shareholders shall be held at such time as the Board of Directors designates for the purpose of electing directors and for the transacting of any other business as may be brought before the meeting.

Section 3. Business at Annual Meeting. For business to be properly requested by a shareholder to be brought before an annual meeting, (i) the shareholder must be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the shareholder must be entitled to vote at such meeting, (iii) the shareholder must have given timely notice thereof in writing to the Secretary and (iv) if the shareholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Corporation with a Proposal Solicitation Notice, as that term is defined in this Section 3, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of capital stock of the Corporation entitled to vote required to approve such business that the shareholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (E) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of capital stock of the Corporation entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”), and (F) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Section 3, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) with respect to the matters set forth in this Section 3. For purposes of this Section 3 and Article IV, Section 4, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Corporation to shareholders. The presiding officer of any annual meeting will, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 3, and if he or she should so determine, he or she will so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.Nothing in this Section 3 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if properly brought before the meeting in accordance with these Bylaws.

Section 4. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Chief Executive Officer within 10 calendar days after receipt of the written request of the Board of Directors or any two members thereof or receipt of the written request of the holders of at

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least one-tenth of the voting power of the then outstanding shares of capital stock of the Corporation. Any such request by the Board of Directors or the holders of at least one-tenth of the voting power of the then outstanding shares of capital stock of the Corporation shall be sent to the Chairman of the Board and the Secretary and shall state the purpose or purposes of the proposed meeting. At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the whole Board of Directors in accordance with Article III, Section 5 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the whole Board of Directors.

Section 5. Notice. Unless all shareholders entitled to vote at the meeting waive notice in writing, written notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting, further stating the purpose for which such meeting is called, shall be delivered, either personally or by mail, postage pre-paid, not less than 10 nor more than 60 days before the meeting by or at the direction of the Chairman of the Board, Chief Executive Officer, the Board of Directors or such other persons calling the meeting to each shareholder of record who shall be entitled to vote thereat. However, notice of a meeting, at which a proposal to increase the capital stock or indebtedness of the Corporation is to be considered, shall be given at least 60 days prior to such meeting. If notice is mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage pre-paid thereon.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend; or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors does not fix a record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof.

Section 7. Record Date for Meeting to Authorize Increase in Indebtedness and Capital Stock. Notwithstanding Section 6 of this Article III and in order to comply with Section 8 of Article XVII of the South Dakota Constitution, the record date for the determination of shareholders eligible to vote at a meeting at which a proposal to increase the Corporation’s authorized indebtedness or capital stock is to be considered may be set by the Board 60 or more days prior to such meeting.

Section 8. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or

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represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as may otherwise be provided by law or by the Articles of Incorporation. If a quorum or greater number as may be required by law or the Articles of Incorporation shall not be present or represented at any meeting of the shareholders, a majority of the shareholders who are present in person or by proxy and who are entitled to vote thereat shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until such quorum or such greater number shall have been obtained; provided, however, the meeting may not be adjourned for a period longer than 60 days from the date of the meeting as set forth in the notice thereof.

Section 9. Voting of Shares. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote one vote per share in person or by proxy appointed by an instrument in writing subscribed by such shareholder. All voting for directors shall be by written ballot. All elections shall be had and all questions decided by a plurality except as otherwise provided by law or by the Articles of Incorporation.

Section 10. Voting of Shares by Certain Shareholders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if such authority is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly-appointed attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. In addition, a shareholder may cast or authorize the casting of a vote by a proxy by transmitting to the Corporation or the Corporation’s duly authorized agent before the meeting, an appointment of a proxy by means of a telegram, cablegram, email or any other form of electronic transmission. Such electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was

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authorized by the shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 12. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 13. Inspectors. The Board of Directors or, if the Board shall not have made the appointment, the person presiding at any meeting of shareholders shall have power to appoint one or more persons, other than the nominees for directors, to act as inspectors to receive, canvass and report the votes cast by the shareholders at such meeting. Any inspector so appointed who for any reason does not serve in such capacity may be replaced by the person presiding at the meeting.

Section 14. Voting Lists. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting of the shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be available for inspection by any shareholder, beginning 2 business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Article IV
BOARD OF DIRECTORS

Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 2. Qualifications and Term of Office. Directors need not be shareholders of the Corporation or residents of the State of South Dakota. Subject to the provisions of Section 11 of this Article IV, directors shall be elected by the shareholders of the Corporation at their annual meeting or any special meeting called for that purpose. A director shall hold office until the next annual meeting and until the director’s successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of the director.

Section 3. Number and Election; Removal. The number of directors shall be fixed by resolution of the Board of Directors from time to time, which number shall comply

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with the provisions of the Articles of Incorporation. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the shareholders entitled to vote at a special meeting called for that purpose. A director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against removal. At any meeting wherein the shareholders elect to remove a director, the shareholders may also elect his or her successor.

Section 4. Nomination of Directors.

(a)     Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder that is a shareholder of record at the time of giving of notice provided for in this Section 4, who is entitled to vote for the election of directors at such annual meeting, and who complies with the procedures set forth in this Section 4. If a shareholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice, as that term is defined in paragraph (b) of this Section 4 below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(b)     To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice must set forth or include (i) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of capital stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of

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the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected; (vii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”); and (viii) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination that pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 4, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 4.

Section 5. Regular Meetings. An annual meeting of the Board of Directors for the election of officers and to conduct such other business to be brought before the meeting shall, if practicable, be held on the same day as and immediately after the annual election of the directors by the shareholders or any adjournment thereof, and no notice thereof need be given. Additional regular meetings of the Board may be held with or without notice at such time and place, either within or without the State of South Dakota, as shall from time to time be determined by the Board by resolution.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or by any 3 directors. The person or persons authorized to call a special meeting of the Board of Directors may fix any place, either within or without the State of South Dakota, as the place for holding any special meeting of the Board of Directors called by them.

Section 7. Notice of Meetings. Unless otherwise prescribed by law or by the Corporation’s Articles of Incorporation, notice of any special meeting of the Board of Directors shall be given at least 2 days prior thereto by written notice delivered personally or mailed to each director at his or her business address, or delivered by facsimile or by other electronic means. Any director may waive notice of a meeting. The attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. Meeting by Electronic Communications. Members of the Board of Directors or any committee thereof may participate in any meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and by such means shall constitute presence in person at the meeting.

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Section 9. Quorum. A majority of the number of directors at the time in office shall constitute a quorum for the transaction of business at a meeting of the Board of Directors; provided, less than a quorum of directors may fill vacancies as set forth in Section 10 of this Article IV. The act of a majority of the number of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors, including any directorship to be filled by reason of an increase in the number of directors, may be filled (i) by the affirmative vote of a majority of the then remaining directors, even though less than a quorum of the directors or (ii) by election at an annual meeting of the shareholders or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 11. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid such compensation as may be determined by the Board of Directors for service as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Manifestation of Dissent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Action Taken Without Meeting. Any action which may be taken at a meeting of the directors or of a committee thereof may be taken without a meeting if a consent in writing setting forth the actions so to be taken shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The written action is effective when signed by all the directors, unless a different effective time after such date is provided in the written action.

Section 14. Committees. Subject to applicable law or statute, a resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution or any committee charter adopted by resolution of the Board subject to the limitations of South Dakota Codified Laws. To the extent specified by the Board of Directors or in the Corporation’s Articles of Incorporation or these Bylaws, each committee may exercise the powers of the Board of Directors.

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However, a committee may not authorize or approve distributions, except according to a formula or method or within limits prescribed by the Board of Directors; approve or propose to shareholders action that must be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; or adopt, amend, or repeal bylaws. A committee shall consist of two or more directors appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution or committee charter approved by the affirmative vote of a majority of the directors present.

Section 15. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Article V
OFFICERS

Section 1. Officers. The Board of Directors shall elect as officers of the Corporation a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and may elect such other officers as the Board may determine is necessary for the conduct of the business of the Corporation. Officers need not be directors except for the Chairman of the Board. Any two or more offices may be held by the same person.

Section 2. Term and Removal. All officers of the Corporation shall serve at the pleasure of the Board of Directors, and the Board at any regular or special meeting by the vote of a majority of the whole Board may remove an officer from an office.

Section 3. Duties of Chairman of the Board. The Chairman of the Board shall be a director of the Corporation and (i) shall exercise such duties as customarily pertain to the office of Chairman of the Board, (ii) shall preside at shareholder meetings and at meetings of the Board of Directors, and (iii) shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 4. Duties of Chief Executive Officer. The Chief Executive Officer shall be the chief administrative officer of the Corporation. The Chief Executive Officer (i) shall exercise such duties as customarily pertain to the office of Chief Executive Officer, (ii) shall have general and active management authority and supervision over the property, business and affairs of the company and over its officers and employees, (iii) may appoint employees, consultants and agents as deemed necessary for the proper conduct of the Corporation’s business, (iv) may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations subject to direction of the Board as set forth in Article VIII of these Bylaws, (v) shall recommend to the Board of Directors persons for appointment to the offices of President, Vice President, Secretary, Treasurer, Chief Financial Officer and other officers of the Corporation, and (vi) shall perform such other duties as may be prescribed from time to time by the Board of Directors.

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Section 5. Duties of President. The President shall perform such duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer. The President, in the absence or disability of the Chairman of the Board and Chief Executive Officer, shall perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer.

Section 6. Duties of Vice President. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, Chief Executive Officer, the President and the Vice Presidents in the order as designated by the Board of Directors, or if the Board of Directors so directs, by the Chairman of the Board or the Chief Executive Officer, shall perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer.

Section 7. Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and shareholders, record all votes and the minutes of all proceedings in books to be kept for such purposes and perform like duties for the committees when required. He or she shall have the custody of the corporate seal, if any. The Secretary shall have the custody of the stock books and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

Section 8. Duties of Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Duties of Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the Chairman of the Board and Chief Executive Officer and to the Board of Directors at its regular meetings or whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

Section 10. Duties of Treasurer. Unless otherwise specified by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation. If an officer other than the Chief Financial Officer is designated Treasurer, the Treasurer shall perform such duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

Section 11. Duties of Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the

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Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

Section 12. Duties of Other Officers. All other officers of the Corporation, including the Chief Information Officer, if any, and the Chief Technology Officer, if any, shall have such duties as shall be prescribed by the Board of Directors.

Section 13. Delegation of Duties of Officers. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of any officer to any other officer or to any director for such time as determined by the Board of Directors.

Section 14. Compensation of Officers. The compensation of the Chairman of the Board shall be determined by the Board of Directors. The compensation of each of the other officers shall be recommended by the compensation committee of the Board of Directors and approved by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

Article VI
INDEMNIFICATION

Section 1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director or officer of another corporation (including a subsidiary of the corporation, or subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (a) acted in good faith, (b) reasonably believed (i) in the case of conduct in an official capacity, that the conduct was in the best interests of the Corporation, and (ii) in all other cases, that such conduct was at least not opposed to the best interests of the Corporation, and (c) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards described herein.

Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was or has agreed to become a director or officer of the

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Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation (including a subsidiary of the corporation or subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she (a) acted in good faith, (b) reasonably believed (i) in the case of conduct in an official capacity, that the conduct was in the best interests of the Corporation, and (ii) in all other cases, that such conduct was at least not opposed to the best interests of the Corporation, and (c) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards described herein.

Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article VI, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 and Section 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 4. Determination of Right to Indemnification. Any indemnification under Section 1 and Section 2 of this Article VI (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors, (b) by independent legal counsel selected by the Board of Directors, or (c) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 and Section 2 of this Article VI.

Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 1 or Section 2 of this Article VI in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of (a) a written affirmation of the director’s or officer’s good faith that he or she has met the relevant standard of conduct under Section 1 or Section 2 of this Article VI, and (b) a written undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such

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person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6. Procedure of Indemnification. Any indemnification under Section 1, Section 2 and Section 2 or advance of costs, charges and expenses under Section 5 of this Article VI shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or Section 2 of this Article VI, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

Section 7. Settlement. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Section 1 or Section 2 of this Article VI, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

Section 8. Subsequent Amendment. No amendment, termination or repeal of this Article VI or of relevant provisions of the South Dakota corporation law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 9. Other Rights, Continuation of Right to Indemnification. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to

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action in any other capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VI is in effect. This Article VI shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

Section 10. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11. Subsequent Legislation. If the South Dakota law is amended after the adoption of this Article VI to further expand the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the South Dakota law, as so amended.

Article VII
CAPITAL STOCK

Section 1. Stock Certificates. Certificates for shares of stock of the Corporation may be certificated or uncertificated, as provided under South Dakota law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe, and shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of South Dakota, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. Any certificates issued to any shareholder shall be signed by the Chief Executive Officer, President or a Vice President and by a Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If certificates are signed by a transfer agent, acting in behalf of the Corporation, or registered by a registrar, the signatures of the officers of the Corporation may be facsimile. The Corporation, through its officers, may cause certificates to be issued and delivered bearing facsimile signatures of persons even though at the time of the issuance and delivery of such certificates, any of such persons may no longer be an officer of the Corporation.

Section 2. Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and may require that any stock certificates shall be countersigned and

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registered by one or more of such transfer agents and registrars. The transfer agent and registrar may be the same person.

Section 3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof on any certificate may be in facsimile.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. In case any certificates of the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, in either case upon such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

Section 5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law. The expression “shareholder” or “shareholders” whenever used in these Bylaws shall be deemed to mean only the holder or holders of record of stock.

Article VIII
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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Section 4. Deposits and Investments. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors may select; or be invested as authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Article IX
MISCELLANEOUS

Section 1. Audit. The books of account of the Corporation shall be audited annually by an independent firm of public accountants who shall be appointed by the Board of Directors.

Section 2. Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the whole Board; provided, no alteration or amendment may be in conflict with any provision of law or the Articles of Incorporation.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.

Section 4. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

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RAVEN INDUSTRIES

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:

01 Anthony W. Bour	05 Marc E. LeBaron	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
02 Thomas S. Everist	06 Cynthia H. Milligan		
03 Mark E. Griffin	07 Daniel A. Rykhus		
04 Kevin T. Kirby			

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

If you wish to cumulate votes, please indicate your votes in the space that follows: ____________________

2. To approve in a non-binding advisory vote the compensation of our executive officers disclosed in the proxy statement.	☐ For	☐ Against	☐ Abstain
3. Proposal to approve amendments to the Company's 2010 Stock Incentive Plan as described in the proxy statement.	☐ For	☐ Against	☐ Abstain
4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's current fiscal year.	☐ For	☐ Against	☐ Abstain
5. Proposal to adopt the amended and restated bylaws of the company.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ____________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

RAVEN INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 22, 2012
9:00 a.m.

RAVEN INDUSTRIES

Raven Industries, Inc.
Box 5107
Sioux Falls, SD 57117-5107

proxy

This proxy is solicited on behalf of the Board of Directors.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this form.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4 and 5.

By signing the proxy, you hereby appoint Thomas S. Everist and Daniel A. Rykhus, or either of them, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of RAVEN INDUSTRIES, INC. held by you on April 4, 2012, at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 22, 2012, and at any adjournments thereof.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.eproxy.com/ravn
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 21, 2012.

PHONE
1-800-560-1965
Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 21, 2012.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote by Phone or Internet, please do NOT mail your Proxy Card.